                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                STAPLES, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------
    (5) Total fee paid:

        -----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------
    (3) Filing Party:

        -----------------------------------------------------------------------
    (4) Date Filed:

        -----------------------------------------------------------------------

The following brief submitted in connection with a purported class action entitled IN RE STAPLES, INC. SHAREHOLDERS LITIGATION, Cons. C.A. No. 18784 may be deemed to be "other soliciting materials" for purposes of Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, and is filed herewith in accordance with said Rule.

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY



-----------------------------------------------------x
IN RE STAPLES, INC. SHAREHOLDERS            :       Consolidated C.A. No. 18784
LITIGATION                                           :
-----------------------------------------------------x



                         DEFENDANTS' BRIEF IN OPPOSITION
               TO PLAINTIFF'S MOTION FOR A PRELIMINARY INJUNCTION





                                                 Jesse A. Finkelstein
                                                 Peter B. Ladig
                                                 Richards, Layton & Finger, P.A.
                                                 One Rodney Square
                                                 P.O. Box 551
                                                 Wilmington, Delaware  19899
                                                 (302) 651-6541
                                                    Attorneys for Defendants

OF COUNSEL:

Jeffrey B. Rudman
Daniel W. Halston
Michael G. Bongiorno
Hale and Dorr, LLP
60 State Street
Boston, Massachusetts  02109
(617) 526-6000

Dated:  May 25, 2001

                                TABLE OF CONTENTS

                                                                                                     PAGE
TABLE OF AUTHORITIES..................................................................................-v-

PRELIMINARY STATEMENT...................................................................................1

NATURE AND STAGE OF THE PROCEEDINGS.....................................................................5

STATEMENT OF FACTS......................................................................................5

A.       Origins of Staples.com.........................................................................5

B.       The Creation of a Tracking Stock...............................................................6

C.       The Addition of "Capital" to Staples.com in 1999...............................................9

D.       The Creation of the Capital Stock Committee...................................................10

E.       Staples' Allocation Methodology...............................................................11

F.       Cannibalization...............................................................................13

G.       The Initial Success of Staples.com............................................................14

H.       Staples.com Undergoes a 1 for 2 Reverse Stock Split and Prepares for a Possible IPO...........14

I.       Staples' Repurchases Venture Capitalists' Staples.com Shares at $6.10.........................15

J.       Staples.com Surpasses Revenue Expectations For Fiscal Year 2000 By  More Than 100
         Percent.......................................................................................17

K.       Staples Considers Folding Back Staples.com....................................................18

L.       Capital Stock Committee and Board Consider Reclassification on March 5, 2001..................19

                                                                                                     PAGE
M.       Capital Stock Committee Meets and Values Staples.com Stock at $7.00 per Share,
         Subject to an Independent Fairness Review by Investment Bankers...............................20

N.       Staples' Human Resources Dept. Erroneously Issues Shares to the Board.........................21

O.       The Board Approves the Reclassification After Thomas Weisel and Wit SoundView
         Advise That $7 Valuation of Staples.com Is Fair...............................................23

P.       The Board Meets and Decides to Rescind Their Purchases of Staples.com to Remove Any
         Appearance of Interestedness..................................................................26

Q.       The Continued Success of Staples.com..........................................................27

ARGUMENT ..............................................................................................27

I.       STANDARD OF REVIEW FOR A PRELIMINARY INJUNCTION...............................................27

II.      PLAINTIFFS HAVE NO LIKELIHOOD OF SUCCEEDING ON THEIR FIDUCIARY
         DUTY CLAIMS...................................................................................29

         A.       The Reclassification Was Supported By a Disinterested Board and Is
                  Appropriately Before the Shareholders for Ratification.  ............................29

                  1.       Plaintiffs Have Failed to Meet Their Burden That the Directors Were
                           Ever Interested.............................................................30

                  2.       Even if the Directors' Staples.com Holdings Raised Questions of
                           Loyalty, Their Ratification of the Reclassification After Rescinding
                           Their Staples.com Holdings Cures Any Self-Interest..........................33

                  3.       Even If the Board Had Been Interested, the Shareholder Vote
                           Precludes Application of the Entire Fairness Rule...........................35

         B.       The Reclassification Is Fair.........................................................37

                  1.       The Board Used a Fair Process to Reach the $7 Valuation.....................37

                                                                                                     PAGE
                  2.       The Evidence Is Overwhelming That $7.00 Per Share Is Fair To The
                           Holders Of Staples.com and Staples .........................................39

                           a.       Dr. Puglisi's Testimony Does Nothing to Assist Plaintiffs..........39

                           b.       The Board Appropriately Applied No Discounts.......................41

                                    (1)     Minority Discount..........................................45

                                    (2)     Marketability Discount.....................................45

                                    (3)     Tracking Stock Discount....................................46

                  3.       The Plaintiffs' Other Theories Are Without Merit............................47

                           a.       The Stand Alone Company Theory.....................................47

                           b.       The Allocation Theory..............................................47

                           c.       The Alleged Undervaluation of the RD Stock.........................49

                           d.       Management's Projections...........................................49

III.     PLAINTIFFS' NEW ALLEGED STATUTORY AND CERTIFICATE VIOLATIONS
         ARE WITHOUT MERIT.............................................................................50

         A.       The Board Set a Record Date of May 2, 2001 for the Shareholder Meeting...............51

         B.       Staples Appropriately Implemented the Reverse Stock Split Through an
                  Exchange.............................................................................52

IV.      PLAINTIFFS HAVE SHOWN NO FAILURE TO DISCLOSE MATERIAL FACTS...................................54

         A.       The Board Disclosed Its Valuation Methods............................................55

         B.       Additional Disclosure of Valuation Methods...........................................58

         C.       The Magnitude of the Accounting Treatment............................................58

                                                                                                     PAGE
         D.       Disclosure of Statements of the British Lawyer.......................................59

         E.       Value Ranges.........................................................................60

V.       PLAINTIFFS HAVE FAILED TO SHOW IRREPARABLE HARM OR THAT THE
         BALANCE OF EQUITIES TIPS IN THEIR FAVOR.......................................................62

         A.       Irreparable Harm.....................................................................62

         B.       Balance of Equities..................................................................64

CONCLUSION.............................................................................................65

                              TABLE OF AUTHORITIES

CASES                                                                      PAGES
AMSELLEM V. SHOPWELL, INC.,
--------------------------
Del. Ch., C.A. No. 5683, Hartnett, V.C. (Sept. 27, 1979)......................43

ARNOLD V. SOCIETY FOR SAVINGS BANCORP,
-------------------------------------
Del. Supr., 650 A.2d 1270 (1994)..................................54, 58, 59, 60

ARONSON V. LEWIS,
----------------
Del. Supr., 473 A.2d 805 (1984)...............................................35

BELL V. KIRBY LUMBER CORP.,
--------------------------
Del. Supr., 413 A.2d 137 (1980)...............................................46

IN RE BICOASTAL CORP.,
---------------------
Del. Supr., 600 A.2d 343 (1991)...............................................53

BOMARKO, INC. V. INTERNATIONAL TELECHARGE, INC.,
-----------------------------------------------
Del. Ch., C.A. No. 13052, Lamb, V.C. (Nov. 4, 1999)...........................36

BORRUSO V. COMMUNICATIONS TELESYSTEMS INT'L,
-------------------------------------------
Del. Ch., 753 A.2d 451 (1999).............................................45, 46

BRAGGER V. BUDACZ,
-----------------
Del. Ch., C.A. No. 13376, Allen, C. (Dec. 7, 1994)............................55

BREHM V. EISNER,
---------------
Del. Supr., 746 A.2d 244 (2000)...........................................29, 31

CANTOR FITZGERALD, L.P. V. CANTOR,
---------------------------------
Del. Ch., 724 A.2d 571 (1998).................................................28

CAVALIER OIL V. HARTNETT,
------------------------
Del. Supr., 564 A.2d 1137 (1989)..........................................42, 45

CEDE & CO. V. TECHNICOLOR, INC.,
-------------------------------
Del. Supr., 634 A.2d 345 (1993).......................................30, 31, 37

CRESCENT/MACH I PARTNERS, L.P. V. TURNER,
----------------------------------------
Del. Ch., C.A. No. 17455, Steele, V.C. (Sept. 29, 2000).......................38

IN RE DAIRY MART CONVENIENCE STORES, INC. DERIVATIVE LITIG.,
-----------------------------------------------------------
Del. Ch., C.A. No. 14713, Chandler, C. (Nov. 13, 1997)........................50

CASES                                                                      PAGES
IN RE DIGEX, INC. SHAREHOLDERS LITIG.,
-------------------------------------
Del. Ch. C.A. No. 18336, Chandler, C. (Dec. 13, 2000).........................62

EISENBERG V. COMM'R OF INTERNAL REVENUE,
---------------------------------------
155 F.3d 50 (2d Cir. 1998)....................................................42

EMERALD PARTNERS V. BERLIN,
---------------------------
Del. Supr., 726 A.2d 1215 (1999)..............................................52

FRANK V. ARNELLE,
----------------
Del. Supr., 725 A.2d 441 (1999)...............................................62

FREEDMAN V. RESTAURANT ASSOC. INDUS. CO.,
----------------------------------------
Del. Ch., C.A. No. 9212, Allen, C. (Oct. 16, 1987)....................31, 33, 65

IN RE FREEPORT-MCMORAN SULPHUR, INC. SHAREHOLDERS LITIG.,
--------------------------------------------------------
Del. Ch., C.A. No. 16729, Jacobs, V.C. (Jan. 11, 2001)........................30

IN RE GM CLASS H SHAREHOLDERS LITIG.,
------------------------------------
Del Ch., 734 A.2d 611 (Strine, V.C. (1999))...............................passim

IN RE GENENTECH, INC. SHAREHOLDERS LITIG.,
-----------------------------------------
Del. Ch., C.A. No. 11377, Chandler, V.C. (June 6, 1990).......................56

GILBERT V. EL PASO CO.,
----------------------
Del. Supr., 575 A.2d 1131 (1990)..........................................32, 33

GOLDEN CYCLE, LLC V. ALLAN,
--------------------------
Del. Ch., C.A. No. 16301, Lamb, V.C., (Dec. 10, 1998).........................27

GOOD V. TEXACO, INC.,
--------------------
Del. Ch., C.A. No. 7501 (Feb. 19, 1985).......................................33

GOODWIN V. LIVE ENTERTAINMENT, INC.,
-----------------------------------
Del. Ch., C.A. No. 15765, Strine, V.C. (Jan. 25, 1999)            56, 57, 59, 60

HARBOR FINANCE PARTNERS V. HUIZENGA,
-----------------------------------
Del. Ch., 751 A.2d 879 (1999).................................................32

HINTMANN V. WEBER,
-----------------
Del. Ch., C.A. No. 12839, Steele, V.C. (Feb. 17, 1998)....................42, 47

ESTATE OF HOOVER V. COMM'R OF INTERNAL REVENUE,
----------------------------------------------
69 F.3d 1044 (10th Cir. 1995).................................................42

CASES                                                                      PAGES
IN RE IXC COMMUNICATIONS, INC. SHAREHOLDERS LITIG.,
--------------------------------------------------
Del Ch., C.A. No. 17324, Steele, V.C., (Oct. 27, 1999)....................passim

IN RE INT'L JENSEN INC. S'HOLDERS LITIG.,
----------------------------------------
Del. Ch. C.A. No. 14992, Jacobs, V.C. (July 13, 1996).........................63

JEDWAB V. MGM GRAND HOTELS, INC.,
--------------------------------
Del. Ch., 509 A.2d 584 (1986).........................................33, 34, 37

KAHN V. ROBERTS,
---------------
Del. Ch. C.A. No. 12324, Steele, V.C. (Dec. 6, 1995)..........................37

KAPLAN V. GOLDSAMT,
------------------
Del. Ch., 380 A.2d 556 (1977).................................................44

KLEINWORT BENSON LTD. V. SILGAN CORP.,
-------------------------------------
Del. Ch., C.A. No. 11107, Chandler, V.C. (June 15, 1995)..................42, 49

KOHLS V. DUTHIE,
---------------
Del. Ch., 765 A.2d 1274 (2000)................................................62

MARCIANO V. NAKASH,
------------------
Del. Supr., 535 A.2d 400 (1987)...............................................36

MATADOR CAPITAL MGMT. CORP. V. BRC HOLDINGS, INC.,
-------------------------------------------------
Del. Ch., 29 A.2d 280 (1998)..................................................54

METROPOLITAN LIFE INS. CO. V. ARAMARK CORP.,
-------------------------------------------
C.A. Nos. 16142, 16170, 16171, (Nov. 5, 1998) (TRANSCRIPT)....................43

MICHELSON V. DUNCAN,
-------------------
Del. Ch., 386 A.2d 1144 (1978),

REV'D IN PART OTHER GROUNDS,
---------------------------
DEL. SUPR., 407 A.2d 211 (1979).......................................54, 57, 58

NEBEL V. SOUTHWEST BANCORP INC.,
-------------------------------
Del. Ch., C.A. No. 13618, Jacobs, V.C. (July 5, 1995).........................56

NODDINGS INV. GROUP. V. CAPSTAR COMMUNICATIONS, INC.,
----------------------------------------------------
Del. Ch., No. 16538, Chandler, C. (Mar. 24, 1999).............................34

NORBERG V. YOUNG'S MARKET CO.,
-----------------------------
Del. Ch., C.A. Nos. 11208, 11253, Chandler, V.C. (Dec. 19, 1989)..............64

CASES                                                                      PAGES
OBERLY V. KIRBY,
---------------
Del. Supr., 592 A.2d 445 (1991)...............................................37

ONTI, INC. V. INTEGRA BANK,
--------------------------
Del. Ch., 751 A.2d 904 (1999).............................................42, 45

RAPID-AMERICAN CORP. V. HARRIS,
------------------------------
Del. Supr., 603 A.2d 796 (1992)...............................................45

RICHLAND V. CRANDALL,
--------------------
262 F. Supp. 538 (S.D.N.Y. 1967)..............................................56

ROSENBLATT V. GETTY OIL CO.,
---------------------------
Del. Supr., 493 A.2d 929 (1985)...............................................54

SALOMON BROS., INC. V. INTERSTATE BAKERIES CORP.,
------------------------------------------------
Del. Ch., 576 A.2d 650 (1989).................................................43

SEAGRAVES V. URSTADT PROPERTY CO., INC.,
---------------------------------------
Del. Ch., C.A. No. 10307, Jacobs, V.C. (Nov. 13, 1989)........................38

SEIBERT V. HARPER & ROW PUBLISHERS, INC.,
----------------------------------------
Del, Ch., C.A. No. 6639, Berger, V.C. (Dec. 5, 1984)..........................54

SEMINARIS V. LANDA,
------------------
Del. Ch., 662 A.2d 1350 (1995)................................................35

SOLOMON V. ARMSTRONG,
--------------------
Del. Ch., 747 A.2d 1098 (1999)................................................31

STATE OF WISC. INV. BD. V. PEERLESS SYS. CORP.,
----------------------------------------------
Del. Ch., C.A. No. 17637, Chandler, C., (Dec.  4, 2000)....................1, 64

STATE OF WISCONSIN INV. BD. V. BARTLETT,
---------------------------------------
Del. Ch., C.A. No. 17727, Steele, V.C., (Feb. 24, 2000)...............28, 63, 64

STRASSBURGER V. EARLEY,
----------------------
Del. Ch., 752 A.2d 557 (2000).............................................34, 37

STROUD V. GRACE,
---------------
Del. Supr., 606 A.2d 75 (1992)................................................54

CASES                                                                      PAGES
SULLIVAN MONEY MANAGEMENT, INC. V. FLS HOLDINGS INC.,
----------------------------------------------------
Del. Ch., No. 12731, Jacobs, V.C. (Nov. 20, 1992),
AFF'D, 628 A.2d 84, 1993 WL 245341 (June 18, 1993)............................53

THOMPSON V. ENSTAR CORP.,
------------------------
Del. Ch., 509 A.2d 578 (1984).................................................27

IN RE TRI-STAR PICTURES, INC., LITIG.,
-------------------------------------
Del. Ch., 634 A.2d 319 (1993).................................................43

UNITRIN, INC. V. AMERICAN GEN. CORP.,
------------------------------------
Del. Supr., 651 A.2d 1361 (1995)..............................................27

WAGGONER V. LASTER,
------------------
Del. Supr., 581 A.2d 1127 (1990)..............................................53

IN RE WALT DISNEY CO. DERIV. LITIG.,
-----------------------------------
Del. Ch., 731 A.2d 342 (1999),

AFF'D IN PART, REV'D IN PART ON DIFFERENT GROUNDS SUB NOM
---------------------------------------------------------
BREHM V. EISNER, 746 A.2d 244.............................................30, 33

WARNER COMMUNICATIONS V. CHRIST-CRAFT INDUS.,
--------------------------------------------
Del. Ch., 583 A.2d 962 (1989).................................................53

WEINBERGER V. UOP, INC.,
-----------------------
Del. Supr., 457 A.2d 701 (1983)...............................................37

WEINBERGER V. UNITED FIN. CORP. OF CAL.,
---------------------------------------
Del. Ch., C.A. No. 5915, Hartnett, V.C. (Oct. 13, 1983).......................54


OTHER AUTHORITIES

S. Pratt, R. Reilly & R. Schweihs,
VALUING A BUSINESS: THE ANALYSIS AND APPRAISAL
----------------------------------------------
OF CLOSELY HELD COMPANIES, at 224-25 (3d ed. 1996)............................61

DEL. C. Section 242...........................................................50

         The Defendants, Staples, Inc. ("Staples") and the individual members of Staples' Board of Directors (the "Board" or the "Directors"), hereby oppose Plaintiffs' Motion for a Preliminary Injunction to enjoin the June 11, 2001 vote of the Staples' shareholders regarding the reclassification of Staples' stock. For all the reasons set forth herein, the shareholders are entitled to their right to vote, a "fundamental aspect of stock ownership."(1)

                              PRELIMINARY STATEMENT

         Staples, the office supply company, wishes to reclassify its two separate series of common stock -- Staples.com and Staples RD -- into one new single class to be called Staples common stock. Each share of Staples RD will become one share of Staples common stock; each share of Staples.com will convert to $7.00 worth of Staples common stock. That common stock will trade on NASDAQ just as its predecessor, Staples RD, currently does.

         Staples already owns approximately 94 percent of the Staples.com's shares and pursuant to its charter could, if it chose, acquire the 6 percent it does not already own by paying a premium of nearly 21 percent to fair market value. Staples' exercise of its redemption right would not require any shareholder vote. It would also subject Staples to the adverse accounting consequences described below.

         Rather than exercising its redemption right, Staples is instead seeking a favorable shareholder vote on the reclassification from the holders of both the RD and the Staples.com shares. The vote is open and the outcome not pre-ordained. Staples insiders do not control a

-------------------------
(1) STATE OF WISC. INV. BD. V. PEERLESS SYS. CORP., Del. Ch., C.A. No. 17637, slip op. at 17-25, Chandler, C., (Dec. 4, 2000).

meaningful percentage of the RD vote, and Staples is bound by the vote of the dot com's 6 percent minority.(2)

         Plaintiffs, purportedly for the benefit of the RD holders, ask this Court to prevent that vote, now scheduled for June 11. Plaintiffs began filing suit on March 23 after an article appeared in The Wall Street Journal about Staples.com. At the time they filed, the reclassification as then proposed would have permitted Staples' Directors to participate in the transaction and to receive Staples common stock valued at $7.00 for each of their shares (and options) of the dot com. The original suits all complained -- vociferously -- of this result; other concerns were either subordinate or non-existent. It was the payment to the Directors of sums ranging from approximately $7.5 million in Staples' shares in the case of Mr. Stemberg, to approximately $350,000 in Staples' shares in the case of each of the nine outside Directors, which gave rise to this case.

         On April 1, the Staples Board, in considering the concerns of its shareholders after The Wall Street Journal article appeared, unanimously rescinded the Directors' right to participate while re-affirming that the reclassification proceed. The Directors required themselves to surrender their shares for the $3.25 price (split adjusted) they had paid for them, without any interest. All their options were cancelled for no consideration. The $7.00 value is now available solely to non-director holders of Staples.com shares. Overwhelmingly, these holders are employees of Staples.com or Staples itself.(3)

----------------
(2) Staples will not vote its Retained Interest, and therefore that interest will not affect the outcome of the vote.

(3) Staples is by far the largest holder of Staples.com shares. Between July 2000 and February 2001, Staples invested approximately $150 million in Staples.com for which it received dot com shares at the same price (on an averaged basis) that its employees paid for their dot com options. These purchases had the effect of increasing

         Perhaps predictably, the Directors' concession did nothing to diminish Plaintiffs' ire. On April 12, 2001, Plaintiffs filed an Amended, Consolidated and Supplemented Complaint (the "Complaint")(4) insisting that the Directors' foregoing any and all profit was of no moment and that the $7.00 per share was grossly unfair to holders of Staples RD, even if much of that $7.00 was going to highly valued employees of both Staples and Staples.com.

         Plaintiffs now essentially argue that, because they believe the $7 per share price is too rich, the shareholders of Staples should be denied the right to vote on the proposed reclassification. As grounds for this extraordinary relief, Plaintiffs try in vain to put forth disclosure law violations and assert two NEW Delaware corporate law arguments. (They have dropped the 8 Delaware corporate law challenges asserted in earlier versions of the Complaint). None of these reasons is substantial, let alone so compelling as to mandate a total deprivation of suffrage for two different classes of shareholders, each of which must approve the transaction before it can occur.(5)

         Perhaps more arresting than the challenges Plaintiffs raise to the proposed reclassification are the challenges Plaintiffs do not raise. Given the length (and vitriol) of the Complaint and the

-----------------
Staples' retained interest in Staples.com from approximately 88 percent to approximately 92 percent. Excluding Staples itself, those whose shares are being reclassified consist of: (1) employees of Staples; (2) employees of Staples.com; and (3) certain venture capital firms. The relationship of these firms to the dot com is described INFRA Facts ss. C. The negotiated repurchase in January, 2001 of 65% of those firm holdings in the dot com is set fortH INFRA Facts
Section I. In addition, the Court's attention is respectfully directed to the deposition transcripts of MarC McMorris of General Atlantic Partners and William Helman of Greylock Partners. Those transcripts, along with the transcripts from all the depositions in this case, are already on file with the Court. Excerpts from the transcripts are included in the Appendix filed herewith.

(4) The Complaint, which runs to 61 pages, is reprinted in its entirety in Staples' Proxy Statement (the "Proxy"). Ex. 1 at F-1 to F-12.

(5) SEE ID. at 2. It is, of course, axiomatic that the Chancery Court will deny shareholders the right to vote under only the most exigent circumstances. That threshold cannot be met here where Plaintiffs cannot show any likelihood of success or any irreparable harm.

injunction papers, it is remarkable that nowhere do Plaintiffs challenge the business judgment behind the decision to create the tracking stock for Staples.com in the first place (in late 1999) or to reintegrate it with its parent in the spring of 2001.

         Further, while Plaintiffs must in the nature of things attack the $7.00 value as unreasonable, even there, the argument is somewhat half-hearted. Plaintiffs do not really say that Staples.com has not had an extraordinary record in going from a start-up in 1999 to an entity which will now likely surpass $1 billion in revenue for its fiscal year ending January 31, 2002. All Plaintiffs say is that this success could not possibly have been achieved had there not been a symbiotic or synergistic relationship with Staples itself. To this proposition Defendants would have willingly assented with the proviso that the synergy has been mutual and that Staples has benefitted greatly from the relationship as well.

         Perhaps recognizing the hard-to-rebut nature of Staples.com's success, Plaintiffs then assert that whatever the dot com was worth in late 1999, it cannot be worth much (if anything) more now, given what has happened to the Internet sector as a whole. But this argument not only ignores Staples.com's extraordinary record, it also ignores that as a privately held entity, Staples.com never enjoyed inflated trading prices from which a collapse was more or less inevitable. The testimony of Plaintiffs' expert, discussed in detail at 39-42, fails to establish that the proposed $7.00 per share price is in any way inflated.

         At the end of the day, the most that can be said for Plaintiffs' case is that it reflects a spirited belief that Staples values too richly the Internet company it so prudently fostered. Plaintiffs are entitled to that opinion, however weighty the opposing evidence. Staples shareholders have the "benefit" of Plaintiffs' view; the Proxy includes the Complaint. They should now be allowed to vote.

                       NATURE AND STAGE OF THE PROCEEDINGS

         On March 23, 2001, Staples received the first of twelve shareholder suits seeking to enjoin the shareholders' consideration of the proposed reclassification.(6) On April 12, 2001, Plaintiffs served a Consolidated, Amended and Supplemented Complaint (the "Complaint"). Defendants answered the Complaint on April 20, 2001. Defendants thereafter produced approximately 58,000 pages of documents to Plaintiffs by April 26, 2001.(7)

                               STATEMENT OF FACTS

A.       ORIGINS OF STAPLES.COM.

         Staples was already facing competition from the Internet sector when Staples.com was launched in November 1998.8 Staples.com recruited what would prove to be a highly successful management team, consisting most notably of its new President, Ms. Lewis, a long-standing

--------------------
(6) Staples fully disclosed the lawsuits and attached the Consolidated, Amended, and Supplemented Complaint to its Proxy. Ex. 1 at 27-28, F-1 to F-12.

(7) Defendants also made available for deposition, on an expedited basis, Staples' Chief Executive Officer and Chairman Thomas Stemberg, Chief Financial Officer John Mahoney, Staples.com President Jeanne Lewis, three independent members of the Board, two of whom sat on the Capital Stock Committee, and both of the investment bankers that wrote fairness opinions supporting the proposed transaction. Plaintiffs also deposed Goldman Sachs regarding its role in the proposed IPO of Staples.com. Two of the three venture capitalists that invested in Staples.com and had their shares repurchased on January 12, 2001 were also deposed (Plaintiffs elected not to depose the third, Highland Capital). Plaintiffs, after filing their initial brief, sought and obtained permission from the Court to depose Staples' General Counsel Jack VanWoerkom, Nancy Kennedy, and Mark Borden, Staples' outside counsel, regarding the setting of the record date for the June 11 shareholder vote.

(8) Moody 81. Hereafter, all transcript references will be cited as "Deponent Name ____". All affidavit reference will be cited as "___ Aff. P. ___". All references to documents will be cited as "Ex. __", and are attached to the Affidavit of Peter Ladig filed herewith.

Staples employee who had served in many capacities, including as Executive Vice President of Marketing. Lewis Aff.P. 2; Stemberg 95-96.

         Staples' Board and management resolved to catch up fast in what they believed was a critical new marketplace in which Staples needed to be competitive to maintain its position as the leading retailer of office products. Moody 81; Mahoney 169, 190. By mid-1999, Staples.com was generating revenue at an annual rate of approximately $50 million. Stemberg 10. Achieving what would ultimately prove to be a pattern, Staples.com achieved revenues of $94 million for that fiscal year and had a far narrower than anticipated operating loss of approximately $26 million. ID.

B.       THE CREATION OF A TRACKING STOCK.

         In the late summer of 1999, the Staples Board, with the advice of Professor William Sahlman of the Harvard Business School, ultimately considered and recommended the tracking stock for shareholder approval for several reasons, of which an important one was to have a vehicle in which Staples could offer shares to attract key Staples.com employees.(9) At the time, the e-commerce market was booming, and quality Staples.com employees had offers to go elsewhere with the promises of stock options in e-commerce enterprises.(10) Indeed, Staples

------------------
(9) The other reasons included that: (1) Staples could benefit from inexpensive capital for Staples.com's start-up costs; (2) the Board wanted to attract venture capitalists to invest in the tracking stock giving Staples.com sound advisors and credibility in the e-commerce marketplace; and (3) the Board believed a tracking stock would be easier to unwind than other options (such as a subsidiary) if it later decided to merge the Staples.com with Staples' other series of common stock. Stemberg 2, 79, 87, 100; Ex. 2 at 2.

(10) Nakasone 28-31; SEE Ex. 4. Professor William Sahlman of the Harvard Business School reported to the Board that for the first time in Harvard Business School's history, it was losing students to the Internet industry because the students felt they could not wait until graduation to pursue an e-commerce opportunity, Mahoney 192, and therefore Staples had to offer shares in an e-commerce vehicle, not traditional Staples stock, to attract employees. SEE Stemberg 79.

determined that it needed a specific incentive vehicle, such as a tracking stock, to attract and retain the highly qualified personnel necessary for Staples.com to grow and perform. SEE ID. On September 13, 1999, the Board formally recommended the trading stock proposal for shareholder approval. This tracking stock would reflect the operating results of certain assets of Staples.com including Staples.com itself, Quill.com, and Staples Link.com.(11)

         The 1999 Proxy sought approval of the tracking stock from Staples' shareholders at the November 1999 shareholders meeting.(12) Moreover, and contrary to Plaintiffs' assertions, it fully disclosed that the Directors and others would have an opportunity to acquire equity in the enterprise. More particularly, the Proxy disclosed at pages 1 and 6 that:

         The Stock Plan Proposals ask you to approve amendments to our ... Amended and Restated 1990 Director Stock Option Plans . . . that would provide for the issuances of Staples.com Stock under those plans. . . .

         We expect to issue additional shares of Staples.com Stock in one or more private or public financings within 12 months of stockholder approval of the Tracking Stock Proposal.

         From the outset, management of Staples was acutely conscious of the fact that the Board would now be overseeing both a retail store and a cyberspace business and there was potential for conflict between the two, especially with respect to allocations of resources and expenses. Moody

-------------------
(11) Quillcorp.com was engaged in the business of providing Internet support/access for Staples' catalog business while StaplesLink.com provided similar service for Staples' contract customers. Ex. 2 at 1. The three businesses operate under the Staples.com name and Staples.com is the public web site.

(12) The Proxy stated in part, that: "We intend Staples.com Stock to reflect the performance of Staples.com, our e- commerce business. We intend Staples Stock to reflect the performance of Staples Retail and Delivery, which consists of our other businesses and a retained interest in Staples.com. . . . We have allocated, for financial reporting purposes, all of Staples' consolidated assets, liabilities, revenue, expenses and cash flow between Staples Retail and Delivery and Staples.com." ID. at 1.

36. Staples further appreciated that both management and the Board had their financial interests closely aligned with that of Staples' historic business, Staples RD (which stands for Retail and Delivery), as well as Staples' catalog business. ID. at 90.

         To assure fair treatment for the tracking stock and its holders, Staples wanted the Board to have an opportunity to acquire options in the tracking stock. ID. at 89-90. Indeed, the Board was advised at the time it established the tracking stock that it was important to avoid any appearance that the Directors had a conflict of interest based on their economic ownership of the two different securities, that [it was important that] our Directors have an economic interest in the Staples.com security.(13)

         Upon study, it turned out that Staples' various option programs did not provide sufficient opportunity to provide options to the Directors. Accordingly, it was determined shortly after the November shareholders meeting that the Directors would instead have to purchase shares outright, a result obviously less advantageous to the Directors than option grants.(14) Commencing on or about December 7, 1999, each of the Directors purchased 100,000 shares at a purchase price of $1.625 per share (pre-reverse spilt). Anderson 17-18.

         On November 9, 1999, the shareholders overwhelmingly approved Staples' plan to issue a Staples.com tracking stock. Thereafter, Staples issued options both to Staples.com and Staples

------------------

(13) Mahoney Tr. at 185; SEE Anderson Tr. at 12. Mr. Stemberg testified that Staples "had legal advice that it was important in the future that [the outside Directors] have equity interests in both shares." Stemberg 90.

(14) At his deposition, Mr. Anderson, who emphasized his uncertain recollection concerning chronology, thought the decision to issue shares had been reached before the annual meeting. His memory was simply mistaken. Mr. Nakasone remembered correctly that he was to receive options. Anderson 11-12, 20-21; Nakasone 50-54; SEE ALSO Mahoney Aff. PARA 12.

employees.(15)

C.       THE ADDITION OF "CAPITAL" TO STAPLES.COM IN 1999.

         Simultaneously with seeking shareholder permission for the tracking stock, Staples set out to acquire Internet experience through a form of "intellectual capital."(16) To attract both intellectual and real capital, Staples recruited Wit Capital to run an auction. More particularly, Wit was asked to approach venture capitalists across the country who might want to invest in Staples.com. Wit did and was overwhelmed by the interest it received. McMorris 74-76. Ultimately, General Atlantic Partners, L.P., Greylock IX Limited Partnership, Highland Capital Partners IV, and Summit Accelerator Founders Fund prevailed in the competition both for the right to invest in Staples.com and to serve on an advisory board which included other distinguished and Internet-sophisticated individuals such as Meg Whitman (the founder of eBay who then joined the Board) and Professor Sahlman. Mahoney 169-174; McMorris 74-76.

         Wit strictly administered the auction. When General Atlantic, which ultimately won the right to be the lead venture capital investor, tried to see if there were any opportunities to invest at a price less than one that valued the new entity at $325 million, it was emphatically and

---------------
(15) As Mr. Stemberg testified, the company sought to allocate options so that Staples.com associates got "the vast majority of [their] option rewards in the form of Staples.com shares ... and individuals at Staples RD ... got more RD shares and enough dot-com shares so they would not fight this new channel of distribution." Stemberg 80-81.

(16) Stemberg 100. As Mr. Stemberg recalled, Staples had several key reasons for involving the venture capitalists: Staples "wanted to attract investors and contractors who could bridge us effectively into the Internet world; ... we wanted to raise money to take on this endeavor. Third, we wanted advice and counsel of advisory board members who knew a lot about how most effectively to go through the type of hyper growth that our dot-com initiative was hopefully going to enjoy.... There was a certain cache[t] associated with highest prestige venture capital or individual investors." Stemberg 100-01.

categorically told "no." McMorris 115-16.(17) Moreover, when Greylock originally sought to invest in larger sums, it was politely told it could only invest a particular amount and no more. Helman 37.

         On November 9, 1999, simultaneously with the shareholders meeting, the venture capitalists did invest and paid a vigorously negotiated price of $1.625 per share (pre reverse split), an arms-length transaction which provided a benchmark for the options price for employees and, when it was ultimately determined that Directors would acquire shares, a purchase price for those shares.(18)

D.       THE CREATION OF THE CAPITAL STOCK COMMITTEE.

         When the Staples Board voted in favor of the tracking stock proposal, it also created a Capital Stock Committee (then referred to as the Conflict Resolution Committee (the "CSC")). It consisted of former Senator George Mitchell, Basil Anderson (the Chief Financial Officer ("CFO") of Campbell Soup), and James Moody (the former chairman and Chief Executive Officer of Hannaford Brothers, a large food wholesaler and retailer). The mission of the CSC was to make sure that the Board properly exercised its fiduciary duties to both sets of shareholders - those of Staples RD and Staples.com.(19) The three individuals were selected for service because,

--------------------
(17) McMorris called Wit Capital to inquire whether General Atlantic could invest at a price lower than $3.25 per split adjusted share. Wit was not willing to consider a lower price because there were more investors interested in investing at $3.25 per share than would be allowed to invest. McMorris 115-17.

(18) Mahoney 196; Exh. 1 at 24. At that time, Staples.com's revenues for the twelve months ending October 30, 1999 were approximately $59 million. Exh. 3 at 31, F13-F14. Thus, the enterprise value for Staples.com was at that time nearly
5.5 times its revenues. In contrast, the reclassification price for Staples.com is at a multiple of only about 1.7 times revenues for the preceding twelve months, and less than 1 times revenues projected for fiscal year 2001.

(19) Anderson Aff. PARA 5; Mahoney 59-60. Specifically, the CSC was charged with overseeing the cash management and allocation policies between Staples RD and Staples.com and to identify and evaluate any policies or practices that may have a disparate impact on either the Staples RD shareholders or Staples.com shareholders. Anderson Aff.PARA 6.

as the most recent Directors, they were less invested in the equity of Staples and had the most balanced equity stakes between Staples and Staples.com. Moody 37-38.

E.       STAPLES' ALLOCATION METHODOLOGY.

         Staples was aware, even before the issuance of the tracking stock, that there would be issues with respect to allocation of revenues and costs between Staples RD and Staples.com after the tracking stock was issued. In the 1999 Proxy, Staples set forth at length the allocation principles it would follow.(20) After the shareholders adopted the tracking stock proposal, Staples took several steps to ensure strict compliance with these allocation principles.(21) As an initial matter, and contrary to Plaintiffs' argument that only "some costs" are allocated, and there "only based upon incremental effort," SEE Pl. Br. at 58-59, each part of the company (Staples RD or Staples.com) assumed its own direct expenses. Moody 105-06. As to allocated costs, Staples attempted to allocate the costs to the Staples.com on "approximately the same [basis as those they]

---------------------
(20) SEE Exh. 2 at 45: "Shared Services and Support Activities.

         The cost of services shared by Staples RD and Staples.com, including general and administrative expenses, has been allocated between Staples RD and Staples.com based upon the use of such services and the good faith judgment of the board of directors or our management. Where determinations based on use alone were not practical, other methods and criteria were used to provide a reasonable allocation of the cost of shared services, including support activities attributable between Staples RD or Staples.com. Such allocated shared services represent, among other things, financial and accounting services, information system services, certain selling and marketing activities, certain merchandising and replenishment services, transportation and warehouse management services, certain customer service activities, executive management, human resources, legal and corporate planning activities."

(21) First, the company adopted written procedures for the allocation of the revenue and expense between the two entities. Lewis 100-08. Second, the CSC oversaw the adoption of the procedures for the proper allocation of revenue and expense. Moody 36. Finally, Ernst & Young ("E&Y") audited the financials for the two entities against the allocation methodology, and concluded that these methodologies were fair and reasonable. Exh. 5. PricewaterhouseCooper, in its expert report, also accepted the allocations as reasonable. SEE PWC Report at 9-12.

would have incurred had they gone outside for those costs." Mahoney 144. The "cost structure for Staples.com was approximately the same as it would have been if it had to buy its services from an outside party."(22)

         As discussed above, Staples does not allocate "intangible" benefits and expenses between RD and Staples.com. Lewis 16; Lewis Aff. PARA 13. Despite lengthy discussions of allocations of revenue and expense and the rights generally of the two stocks, it was never contemplated in the Proxy Statement that Staples.com would pay Staples RD for all the intangible benefits it may receive from the pre-existing Staples business. SEE GENERALLY Exh. 2 at 43-45. Of course, Staples also retained a 90% ownership in Staples.com and stood to profit greatly from this residual interest. Mahoney Aff.PARA 13.

         Staples also recognized that Staples.com provided "intangibles" to RD as well, and that Staples.com would do so increasingly as it grew. As Staples' CFO stated, "[w]e concluded that there was a high likelihood that Staples.com would enhance the brand name as much as ... it would use the brand, because we believed that it had the capability of being able to provide excellent Internet-driven service to our customers that would enhance our image in the marketplace." Mahoney 82-83.

         Most significantly, Staples.com's web site contributes to the revenues of Staples RD, but its costs are allocated wholly to Staples.com. For example, the web site has a locator service so

---------------
(22) ID. at 149. Plaintiffs' cite to PX60 for support of its argument that costs were allocated "carefully and only on an incremental effort" is entirely misleading. That document when read in its entirety actually shows that "[a]s much as possible costs would be allocated to Staples.com based on actual usage." Hickey Memorandum at 1. Costs were allocated on an incremental basis only in the area of general and administrative costs. ID. This was consistent -- with Staples' effort to treat Staples.com as "start-up." SEE Mahoney 90.

that customers can find the nearest Staples retail store, but all sales generated at those stores are allocated to Staples RD. Lewis Aff. PARA 17; Mahoney 83. The web site is also available at kiosks in the Staples retail stores. That kiosk business, provided by Staples.com's web site, generates about $2.5 million in revenue per week, and yet 98 percent of its revenues are allocated to Staples RD, not Staples.com. Lewis Aff. PARA 16. Nonetheless, the entire nearly $30 million incurred for designing and developing the web site has been borne solely by Staples.com. Lewis Aff.P. 9. In the end, as Mr. Mahoney concluded "it's always hard to know who winds up better or worse as a result of a variety of intangibles, many of which would be difficult to assign a specific value to." Mahoney 84.

F.       CANNIBALIZATION.

         Plaintiffs make much of alleged "cannibalization" of Staples RD's customers to Staples.com, and the claim that Staples RD has not been properly compensated for the loss of its customers to Staples.com. The "cannibalization" theory, however, simply is not supported by the record, as experience has shown that Staples customers now use both the Staples RD and Staples.com channels and simply buy more. As Ms. Lewis testified concerning "cannibalization":

         First of all, they never - many of them never actually leave their channel of origin. They just add a second channel. Two, when they add a second channel, we actually have found over and over and over again that they double their sales.(23) So Staples' share of wallet increases, which is actually a funny thing when you think about it. To talk about cannibalization means that some people win and some people lose, and that's not the case at all. We actually find that adding another channel actually increases customer penetration, share of wallet, and that customers spend more with

------------------
(23) Mr. Stemberg testified that "a customer who shopped retail and direct spent around, according to our data, $1400 a year with Staples on an annualized basis, when they began adding dot-coms, an additional distribution channel, their spending overall grew to about $2500 or $2600, almost double." Stemberg 66-67.

         Staples...[Third] [w]hat we found is that when we add another channel in a particular Staples.com customer churn, our customer attrition actually drops.... So it's an interesting term to use because I think most people think of it as a win-lose. And at Staples we look at it as a win-win in many respects.

Lewis 131-34; Lewis Aff. PARAS 16-21.(24) Thus, to the extent cannibalization has occurred, Staples.com cannot be said to have cost Staples RD revenues. Mahoney 130-32.

G.       THE INITIAL SUCCESS OF STAPLES.COM.

         Throughout this period, Staples.com continued to explore the possibility of a public offering and consulted frequently with both Morgan Stanley and Goldman Sachs. Mahoney Aff. PARA 15. During the period from Q4 FY1999 to March of 2000, Staples.com continued to flourish. Staples.com's sales went from approximately $16.9 million for fiscal year 1998, to $94.3 million for fiscal year 1999, with a strong $43.1 million in the fourth quarter - almost double the $24 million posted in the third quarter of 1999. Exh. 3 at F-13, F-14; Lewis Aff.P.P. 5, 12. By March 2000, its internal forecasts for revenue for fiscal year 2000 (the year ending January 31, 2001) rose from $250 million to $335 million. Lewis Aff. PARA 12.

H. STAPLES.COM UNDERGOES A 1 FOR 2 REVERSE STOCK SPLIT AND PREPARES FOR A POSSIBLE IPO.

         On February 18, 2000, Staples filed a Form S-3 in anticipation of an initial public offering of the Staples.com stock. Staples hoped to take advantage of the extraordinary valuations of e- commerce businesses at that time. Mahoney 33-34.

         In the spring of 2000, as Staples moved towards an expected IPO of the Staples.com stock,

---------------
(24) Director Nakasone similarly testified: "I recall the general discussion about cannibalization and the uncertainty of not knowing - not knowing specifically what that would be. And in fact - and in fact, if I can add this:
That those cannibalization rates ended up in fact not being as great as many of the analyses showed. And we found that it was actually -- that there were additives. In other words, that the customers ended up using all distribution channels at Staples more extensively." Nakasone 41.

the lead investment bankers, Morgan Stanley and Goldman Sachs, recommended a reverse stock split to reduce the number of shares in order to make the IPO more marketable. Nakasone 96-99. On March 7, 2000, the Board approved a 1 for 2 reverse stock split at the recommendation of the investment bankers. Stemberg 127.

         Given the limited number of holders of Staples.com stock, Staples opted to implement the reverse stock split by an exchange. Each holder agreed to exchange his Staples.com shares at a rate of one new share for each two shares then outstanding. The split was effective April 5, 2000. Pursuant to Staples' certificate of incorporation, the exchange also automatically adjusted Staples' retained interest in Staples.com. SEE INFRA p. 52.

         Through the spring, the market for Internet stocks began to soften. Although Staples still hoped to take Staples.com public, market conditions forced a delay of the planned public offering. As Staples CEO Stemberg put it, Staples.com could have gone public, but not at the valuation Staples had hoped. 25 Thus, Staples delayed the IPO, into the late spring and then into the summer, but continued to retain Goldman Sachs in the hopes that market conditions would become more favorable. Mahoney 220-21. Indeed, Staples kept the option to take Staples.com public "right up until the time that we decided at the board level that we would propose this reclassification transaction to our shareholders." Mahoney 31.

I.       STAPLES' REPURCHASES VENTURE CAPITALISTS' STAPLES.COM SHARES AT $6.10.

         In late 2000, Staples began negotiating to buy back some of the venture capitalists' stock

---------------
25 "We found the valuation in the range of $7 a share unattractive, which was being proposed at that time, and therefore elected not to proceed with an IPO." Stemberg 60. Plaintiffs' expert agreed, "Staples could have gone public at anytime; it was just a question of price." Puglisi 52.

in Staples.com. At that time, many venture capital funds were struggling with losses in the market. Stemberg 69-71. Staples management and the Board believed a buy back would be in Staples' best interest.26

         At the December 13, 2000 Advisory Board meeting, management first broached this subject with the venture capitalists (the "VCs"). Helman 74. Management showed the VCs a series of valuations ranging from below $500 million to over $1 billion dollars. Helman 79-80. The VCs perceived these numbers to be conservative. ID.27 Indeed, Mr. Higgins of Highland Capital believed the stock was valued at about $8.00 per share. SEE Higgins Aff.P. 3. After caucusing amongst themselves, Mahoney 230, the VCs initially offered to sell back half of their shares at $6.50 per share. McMorris 12-13. Helman 80-81. Mr. Stemberg responded by arguing strenuously for a better deal for Staples.28

         Staples and the VCs were unable to reach a price at that meeting, Mahoney 231; Helman 86, as Staples sought a lower price and the VCs were reluctant to give up their Staples.com shares. ID. at 83 ("I mean, it was not in our interests to sell. This is a company that was performing beautifully.").

-----------------
26 As Mr. Stemberg testified, the time was right for the repurchase for several reasons: (1) the Company could increase its equity position in Staples.com prior to an IPO or reclassification; and (2) market conditions were favorable for a repurchase at a low price. Stemberg 64-71. Moreover, the Company believed that Staples.com's anticipated future performance would only result in a higher price for a repurchase at a later date.

27 Management's valuations at that time suggested a valuation of $6.50 to $7.00 per share. ID. at 68.

28 "Tom Stemberg was emphatic that...the price should be lower. He's a very tough, negotiator. And he was clearly arguing the Staples repurchase case." Helman 83. "Stemberg characterized his negotiating tactic as follows: the VCs wanted to sell half their stock to get their cash out and "I said to myself...maybe I can negotiate them down and offer to buy more for a lower price" given they were "beginning to feel some pressure" from the market environment. ID. at 69-71.

         Although the VCs left the Advisory Board meeting "thinking there wasn't a lot of room for negotiating" a lower price, management, ID. at 104, after additional discussion and negotiation with a representative of the VCs, was finally able to get the VCs to accept a price of $6.10 per share for 65 percent of their stock by early January, 2001. McMorris 45-48.29

         Thus, management successfully took advantage of favorable market conditions and obtained for Staples a larger number of shares for approximately the same money. Mahoney 232 ("I think [we] did a decent job of getting a very good price for their stock"). The purchase was negotiated in December, 2000 and consummated in January, 2001.30

J. STAPLES.COM SURPASSES REVENUE EXPECTATIONS FOR FISCAL YEAR 2000 BY MORE THAN 100 PERCENT.

         In the last quarter of 2000, Staples.com continued to perform brilliantly. At the end of Staples' fiscal year (February 3, 2001), Staples.com had far surpassed management's expectations in terms of both enhanced sales and diminished losses. Management had originally forecasted sales of $335 million for fiscal year 2000, but actual sales surpassed that estimate by more than

---------------
29 Plaintiffs try to make much of Mr. Stemberg's family's small interest in certain venture capital firms, some of which were owners of Staples.com stock. Stemberg 58. Mr. Stemberg disclosed his family's interest to Staples' in-house counsel and to outside counsel. ID. at 116-17. Given the disclosure, the small percentage of ownership, and the lack of control, various Directors have testified that they did not view that there was a conflict, particularly given that the venture capital investment is not a significant percentage of his net worth. Anderson 27; Nakasone 66-68; SEE ALSO Helman 91-92 (noting Mr. Stemberg's very small interest and lack of involvement in the venture capital funds). In any event, the results of the discussions in which Mr. Stemberg successfully negotiated the venture capitalists down in price and up in shares confirms that Mr. Stemberg was seeking the best deal for Staples. Finally, Mr. Stemberg's small interest in those funds was fully disclosed to shareholders in the Proxy Statement. Exh. 1 at 26.

30 Moody 77. The agreement was reached prior to Staples.com's year end results showing that it had beaten sales projections for the year by 100 percent with sales of over $512 million, a more than five fold increase from the year before. SEE Moody 77; Exh. 6; Exh. 1 at 26 (VC purchase dated January 12, 2001); Lewis Aff. P. 12. As Board and CSC member Anderson stated, "it is [the Board's] view that given the prospects of dot-com, the performance, [the repurchase from the venture capitalists at $6.10] was an excellent piece of work by Tom [Stemberg]." Anderson 68.

50 percent and reached $512 million. Losses were also far less than predicted -- $95 million versus an expected $150 million.31 Lewis Aff.P. 12.

         Over time, as Staples.com's sales continued to surpass projections, Staples gradually increased the option price for the grant of employee options and for the price to Staples RD for capital infusions into Staples.com. SEE Chart, attached, showing valuations and sales over time. Staples itself was the largest holder of Staples.com stock through the retained interest it held. K. STAPLES CONSIDERS FOLDING BACK STAPLES.COM.

         Between October, 2000 and February, 2001, management conducted a series of "Town Meetings" with employees of Staples.com to determine what the Company should do with the Staples.com business and the Staples.com stock. Stemberg 149-65; Lewis 183-90.

         Management raised different possibilities with the employees: (1) waiting to do an IPO; (2) making a partial tender offer for Staples.com stock; or (3) unwinding the Staples.com stock. Stemberg 162-64. Due to market conditions, management focused on the difficulty of an IPO in an effort to convince Staples.com holders that an IPO at a favorable price was unlikely. Lewis

------------

31 Despite this extraordinary performance, Plaintiffs complain that Staples.com is overvalued because it is not yet profitable. Given Staples.com's focus on revenue growth and the high upfront costs in web site development and other expenses, the initial losses are neither unexpected nor are they an indication of problems at Staples.com. As Board member Moody, put it:

         Staples management, with the enthusiastic support of the board, determined that we have to find a way to get Staples to be a leader in the Internet business. In order to do it, we had to have topnotch management which Jeanne Lewis represented, a lot of attention from people like Tom Stemberg which was given, and we had to spend a good deal of money particularly on marketing.

When you look at the trajectory of the sales of Staples.com, it was rapid assent from next to nothing to roughly $500 million in a pretty short time with an expectation of going around a billion dollars in the current fiscal year. So when you are trying to build a business rapidly, as was the case with Staples.com, it ought to be expected you are going to lose money while you are doing it.

189.32 By that time, given the change in the market environment, Staples.com was also having less of a retention problem with its employees. Stemberg 160. After several such meetings, management was able to curtail some of the resistance to the fold back. Stemberg 164 ("I anticipated a lot of resistance to a fold back. And while there was some, there was a lot less than I anticipated."). It obtained the grudging support of Staples.com holders who had previously hoped to hold out for an IPO for Staples.com.

L.       CAPITAL STOCK COMMITTEE AND BOARD CONSIDER RECLASSIFICATION ON MARCH 5,
2001.

         On March 5, 2001 the CSC met to consider various strategic alternatives with respect to the Staples.com tracking stock. Mr. Stemberg made a presentation to the CSC in which he noted that the Company's customers were shopping across several different channels, including the retail stores, catalogs, and the web site, and that, contrary to Staples' initial expectations, Staples discovered that its customers did not migrate to one channel, but instead shopped across all channels simultaneously and "multiplied their purchases several fold." Stemberg 66. Given this customer overlap, Mr. Stemberg told the CSC that it made sense to align the retail, delivery and Internet channels to provide consistent service to customers. ID. at 66-68; Exh. 9.

         Mr. Stemberg also told the CSC that, in the current labor market, there was less of a need to offer the tracking stock as an incentive to attract and retain employees because Staples was no longer subject to the threat of being "Amazoned" by the Internet start-ups. Stemberg 67. After Mr. Stemberg's remarks, the CSC unanimously voted to recommend to the Board that the tracking

--------------
32 In discussing a document circulated at such meetings which stated that an IPO may never occur, Ms. Lewis stated, "I think the point that [management was] making was to an audience that had a very strong belief in the business that we built and the prospects and the excitement around getting that business public." Lewis 189.

stock be folded back into one series of Staples common stock.  Exh. 9.

         Immediately thereafter, members of the CSC met with the full Board. Mr. Moody explained that the CSC had voted unanimously to recommend the proposal to reclassify the tracking stock. Exh. 8 at 2. The Board agreed and authorized the CSC to determine a fair reclassification ratio and to retain two investment bankers to render fairness opinions concerning the reclassification. ID. at 3.


M. CAPITAL STOCK COMMITTEE MEETS AND VALUES STAPLES.COM STOCK AT $7.00 PER SHARE, SUBJECT TO AN INDEPENDENT FAIRNESS REVIEW BY INVESTMENT BANKERS.

         On March 8, 2001, the CSC met to discuss the reclassification. Ex. 10. The CSC decided to support the reclassification for the reasons suggested by management at the March 5 Board Meeting, and focused their attention on setting a fair conversion price. ID. The CSC set out to -- reach a fair price without discounts or premiums.33 Because there was no public market for the Staples.com stock, the CSC looked to the well accepted discounted cash flow ("DCF") valuation method.34 Based on management's projections, the CSC came up with a "range of values." Anderson 93. The CSC also had the benefit of the $6.10 price negotiated in late December 2000 between Messrs. Stemberg and Mahoney and the VCs. Proxy at 7. The CSC, after consideration, settled on a $7 per share valuation.35

------------------
33 "The $7 figure was not intended to include a premium or a discount. It was determined in a way ... to try tO arrive at a fair value at that time for the dot com stock." Moody 24.

34 Anderson 83. The CSC also had a comparison of revenue multiple for certain comparable companies which yielded valuations from $380 million to $2.9 billion. Mahoney Aff.P. 30.

35 Also, the Staples.com growth rate was extraordinarily high: In 1999 sales were $94 million; in 2000, over $500 million; and 2001 projections were for sales of over $900 million. Lewis Aff.P.P. 5, 12, 22. The $7 valuation was based, in part, on management's forecasts, but Staples.com had consistently beaten management's forecasts by wide margins; and the ranges of values suggested by the DCF analysis resulted in figures between $5.26 and $9.42.

The CSC considered its initial valuation of Staples.com conservative. The valuation was based on a high 20-25 percent discount rate, much higher than that which would be applied to the Retail and Delivery business, to take into account the possibly greater risks associated with e- commerce businesses and higher risks associated with Staples.com. Anderson 99. In the view of CSC members, the price for the Staples.com stock was, if anything, low: "I would argue very strongly that given the increased performance of that [dot com] business, the RD shareholders got the benefit of a cheaper price than they [otherwise] could have
- - obtained." ID. at 98. Mr. Anderson further testified that "$7 is not just only a fair price, I think it's at the low end of the range." ID. at 150. The CSC, however, set only a "preliminary price" of $7, and employed two independent investment bankers, Thomas Weisel and Wit SoundView, to evaluate the fairness of that price. Moody 54-55; Exh. 10 at 2. Thomas Weisel was employed to represent the Staples RD holders36 and Wit SoundView to represent the Staples.com holders.37

N.       STAPLES' HUMAN RESOURCES DEPT. ERRONEOUSLY ISSUES SHARES TO THE BOARD.

         Under Staples' option plan for its outside directors, those directors annually receive options, based on the attendance at Board meetings. Moody 119-20. These options are granted AUTOMATICALLY at the first Board meeting of the new fiscal year. Exh. 2 at IV-1 ("On the date of

--------------------
Mahoney Aff.P. 30. The Board's selection of $7 tended toward the lower end of the valuation range. Anderson 93-99; SEE ALSO PWC Report at 3.

36 While Thomas Weisel's role was to represent the interest of the Staples RD holders, its opinion had to run technically to Staples rather than the RD holders because Staples, not the RD holders, was the party to the transaction.

37 Exh. 10. The representative management of each side of the Company was instructed to work with the investment bankers to ensure they had the necessary information for their analyses. Moody 55.

the first regularly scheduled Board ... meeting following the end of each fiscal year ... an Option shall be granted automatically to each outside director
 ....").

         The March 5, 2001 Board meeting was the first after the close of the fiscal year. Contrary to Plaintiffs' allegations, SEE Pl. Br. 2, the Board never passed on the issue of options, nor on the exercise price for options. Nakasone 165-69; Stemberg 179. Indeed, the Board would not have done so knowing that reclassification of the Staples.com stock was under consideration:

         I don't recall approving - because I think if we had formally talked about stock options for Directors for the dot com piece at that point we would have said time out. We're discussing the prospects of unraveling [the dot com stock] why would we [grant options]?

Nakasone 167; SEE ALSO Stemberg 76 ("There was no discussion of granting [the Board] options in March of that year, nor was there any discussion of updating the value of the dot com stock at that point -- ...because we're in the process of redeeming it or reclassifying it.").38

         Thus, prior to March 8, 2001, the Board had not passed on the Staples.com value since it agreed to the repurchase from the VCs. By the time the Board passed on the $7 value, however, it had audited year end numbers for fiscal year 2000, and it had management's updated 2001 projection, neither of which were available in December, 2000.

------------------
38 Nonetheless, the Human Resources department, in error, issued options in Staples.com at the then prevailing price of $6.10 (based on the January 2001 purchase price from the VCs). Nakasone 167-69. As Mr. Nakasone, a member of the Compensation Committee, described it, Tr. at 170-71,

         I think what happened is everyone wanted to make sure that they had this programmed in so they didn't miss it because there's a short window between when we have our audited results and have to get these out to people. . . .

                 I think that's really what happened ... it was human error of someone wanting to make sure they didn't miss anything. And they get overzealous in terms of extending that at a time when we were as a board very close to making a decision to do otherwise.

O. THE BOARD APPROVES THE RECLASSIFICATION AFTER THOMAS WEISEL AND WIT SOUNDVIEW ADVISE THAT $7 VALUATION OF STAPLES.COM IS FAIR.

         On March 15, 2001, the CSC held a teleconference to hear the opinions of Thomas Weisel and Wit SoundView. Exh. 11. Both investment bankers had distributed their written opinions to the members of the CSC and the Board in advance of the meeting. Anderson Aff.P. 16.

         Alex Shevitz and Dennis Morgan from Thomas Weisel explained that they had used three methods to value Staples.com: valuations of comparable companies, premiums paid in similar transactions and a discounted cash flow analysis. ID.; Anderson Aff.P. 16. Using these methods, Thomas Weisel concluded that the $7 share price was fair to Staples.com. Morgan 96; Exh. 11. After Messrs. Shevitz and Morgan concluded, the CSC asked them questions regarding their opinion. Morgan 145; Exh. 11.

         Next, Vito Sperduto presented Wit SoundView's findings. Exh. 11. Mr. Sperduto said that Wit SoundView had also used three separate valuation models: a discounted cash flow analysis, the valuation of comparable publicly traded companies and comparable transactions. ID.; Anderson Aff.P. 16. Mr. Sperduto said that these three methodologies indicated that the $7 per share valuation was fair to the holders of Staples.com stock.39 After Mr. Sperduto's presentation,

-----------------
39 ID. at P. 16; Exh. 11. Contrary to Plaintiffs' pejorative characterization, Mr. Sperduto, on behalf of Wit SoundView, reached his own conclusion that the $7.00 price per share was justifiable. Specifically, when asked on cross-examination during his deposition whether he had reached a conclusion that the price was justifiable, and how he reached that conclusion, he stated that "Yes, we did" and that they reached that conclusion in "the course of our valuation analysis.... [w]e conducted further financial due diligence on the projections and then conducted our valuation analysis which showed that the price being paid was a fair price." Sperduto 170. Although Plaintiffs suggest that Mr. Sperduto was "prompted" by Defendants' counsel, the record is clear that defense counsel had never discussed the substance of his testimony with Mr. Sperduto, and, indeed, prior to the deposition, he had never met or spoken with anyone from the Defendants' counsel's firm in preparation for his deposition testimony. ID. at 168-70.

         Moreover, Plaintiffs' suggestion that Mr. Sperduto "got religion . . . based on a sermon from self- interested Staples.com management" is similarly belied by the record. SEE Pl. Br. at 19 n. 13. Specifically, in

Senator Mitchell inquired about the respective equity value contributions of Staples RD and Staples.com. Sperduto 101; Exh. 11.

         Following these two presentations, Mr. Moody, Senator Mitchell, and Mr. Anderson discussed these opinions and unanimously voted to recommend an exchange ratio of .4396, reflecting a price of $7 per share for the Staples.com stock and $15.93 per share for the Staples RD stock. ID.; Anderson Aff.P. 16.

         Immediately after the CSC meeting concluded, the full Board met. Exh.
12. Mr. Anderson and Senator Mitchell described the process that the CSC had followed in reaching their proposed valuation. Nakasone 174. They advised the Board that Thomas Weisel and Wit SoundView had independently concluded that the $7 per share of Staples.com stock was fair to both the Staples.com shareholders and the Staples RD shareholders. Mitchell Aff.P. 18; Exh. 12. At Senator Mitchell's request, Mr. Mahoney summarized the valuation methodologies used by Thomas Weisel and Wit SoundView in reaching their opinions. Mitchell Aff.P. 18; Exh. 12.

         The Board then discussed the bankers' fairness opinions, the proposed reclassification, and alternatives to the reclassification, including a straight redemption of the Staples.com shares. Nakasone 176; Moody 44. Ultimately, the Board determined that the proposed reclassification was preferable to exercising the Company's redemption rights. Nakasone 152-54.If Staples had

------------------
response to a question as to whether he reached the conclusion that the projections provided by Staples' management were "believable," Mr. Sperduto answered, "Yes" and that he reached that conclusion "[t]hrough the completion of our financial due diligence on the numbers, and having a better understanding of exactly the drivers that were--the assumptions behind their financial numbers, and having our questions answered by the Staples.com management team that we had put forth to inquire about additional detail which they provided." Sperduto 171-72. He noted that he "had requested clarification and additional detail on some of their financial assumptions and I received that information which gave me comfort on those numbers." ID. at 173.

simply redeemed the Staples.com shares, it would have had to pay a 20.83% premium over fair market value as required by its certificate of incorporation. Mahoney 49-50.40 In addition, the payment of a premium would trigger variable accounting and a significant compensation charge. ID. at 51, 53. The compensation charge alone could have been in the millions of dollars. ID. at 54. This compensation charge would be charged against earnings, reducing Staples' reported earnings and likely causing the price of Staples' RD stock to drop. Mahoney Aff.P. 28; Moody 15.

         The Board agreed that the proposed reclassification was in the best interests of all Staples' shareholders for a variety of reasons. Anderson 126-27. First, the Board determined that the Staples.com stock should not be separately valued because its business was increasingly intertwined with the retail and delivery business. Stemberg 66-67; Moody 39-40. The Board determined that Staples would benefit from aligning the business units and providing uniform customer service. Anderson Aff. P. P. 9-11. Second, the capital and labor markets had changed significantly, such that the tracking stock was no longer needed as an incentive to attract and retain employees. Moody 40. Third, the threat of being overtaken by an Internet start-up competitor had largely subsided. Stemberg 67. Finally, the Board concluded that the reclassification would enable Staples to calculate unified profit and loss statements, simplifying Staples' financial reporting. ID. at 67-68. In light of the foregoing, the Board voted to accept the

--------------
40 During a April 3, 2001 conference call with investors, Mr. Stemberg mistakenly said that the proposed reclassification would allow Staples to avoid "at least, some of the 20 percent premium." In fact, Staples has avoided all of the premium. In his deposition, Mr. Stemberg acknowledged that he misspoke. Mr. Stemberg testified that he "actually veered from the script in saying this because they were about to call [his] plane [a]nd what [he] meant to say is 'some, if not all, of the 20 percent premium.'" Stemberg 35.

CSC's recommendation and approved the .4396 reclassification ratio.  Exh. 12.

P. THE BOARD MEETS AND DECIDES TO RESCIND THEIR PURCHASES OF STAPLES.COM TO REMOVE ANY APPEARANCE OF INTERESTEDNESS.

         On March 29 and April 1, 2001, the Board met by telephone to discuss certain press reports commenting on the Board's participation in the reclassification. Board minutes 3/29/01. The Board considered several options, including abandoning the reclassification, rescinding their own shares in Staples.com, or making their recommendation to proceed with the reclassification. Exh. 13; Anderson 125-27.

         The Board rejected abandoning the reclassification "because [the reclassification] is in the best [interests] of the [Staples] RD shareholders." Anderson 126-27.41 The Board also concluded it "should remove any potential appearance of conflict by foregoing any kind of gain that the Board of Directors could have made because [the Board] felt that this was the right thing to do for shareholders." ID. at 126. On April 1, 2001, the Board elected to resell at $3.25 per share because that represented the price paid for the stock with no premium or interest. Moody 96. The Board considered no other price as it wanted to give up all appearance of profit, and was already selling back the stock at far less than its intrinsic worth. ID. The Board also cancelled all its Staples.com options for no consideration, thereby eliminating any interest the board previously had in Staples.com "from a stock option or stock holdings standpoint." Nakasone 235. The Board also heard from Thomas Weisel as to whether the reclassification was fair from the

----------------------
41 "Buying back the shares at a time when the price was $7 a share for a business whose sales were increasing at a rapid rate, whose rate of earnings growth was increasing, it was performing much better than planned, a fact that was not generally known, certainly not to the VCs; therefore, it represented a good time to buy back." Anderson 127.

perspective of the RD shareholders, and thereafter reaffirmed its recommendation of the reclassification. Exh. 14.42

Q.       THE CONTINUED SUCCESS OF STAPLES.COM.

         Since the Board approved the reclassification, Staples reported First Quarter 2001 financial results. Once again, Staples.com surpassed management's expectations with sales of $212 million, ten percent above management's projections of $193 million. Lewis Aff.P. 22.

       In light of this continued outstanding performance, management revised its forecasts for Staples.com for the remainder of the year. Management now expects Staples.com to produce sales of $1 billion for fiscal year 2001, or approximately a 20-fold increase from its annual run rate from late 1999. Lewis Aff. P. P. 5, 12, 22; Stemberg 10.

                                    ARGUMENT

I.     STANDARD OF REVIEW FOR A PRELIMINARY INJUNCTION.

         A "preliminary injunction is an extraordinary remedy, which will not issue unless it has been earned and will be denied where the remedy sought is excessive in relation to or, indeed, unnecessary to prevent, the injury threatened." GOLDEN CYCLE, LLC V. ALLAN, Del. Ch., C.A. No. 16301, slip op. at 25, Lamb, V.C., (Dec. 10, 1998).43 Plaintiffs bear the "heavy burden" of establishing the required elements for a preliminary injunction. SEE THOMPSON V. ENSTAR CORP.,

-----------------
42 The Board also delegated to Mr. Stemberg the authority to establish a new record date for the June 11 annual meeting. Van Woerkom Aff.P. 10; Van Woerkom 18, 28-29.

43 As the Court is well aware, to earn a preliminary injunction, Plaintiffs must demonstrate: (I) a reasonable probability of ultimate success on the merits,
(II) that immediate and irreparable injury will result absent an injunction, and
(III) that the balance of hardships weighs in Plaintiffs' favor. UNITRIN, INC.
V. AMERICAN GEN. CORP., Del. Supr., 651 A.2d 1361, 1371 (1995).

Del. Ch., 509 A.2d 578, 580 (1984). "[A] failure of proof on one of the elements will defeat the application." CANTOR FITZGERALD, L.P. V. CANTOR, Del. Ch., 724 A.2d 571, 579 (1998).

         Where Plaintiffs seek to enjoin a shareholder vote, their burden is particularly high in the absence of strong evidence of material non-disclosures:

         The shareholders, based upon the information available to them from all sources, should reject the [transaction] if they believe that information supports the view that there exists better alternative[s] .
         . . in the marketplace . . . . They should vote for the [transaction]
         if they believe that [it] is the only viable option likely to enhance, in any meaningful way, shareholder value. Now that it is clear . . . that there has been no showing of a likelihood of success on the merits of the disclosure claims, the shareholders . . . are the better judges of whether their interests would be harmed or enhanced by this [transaction].

STATE OF WISCONSIN INV. BD. V. BARTLETT, Del. Ch., C.A. No. 17727, slip op. at 27-28, Steele, V.C., (Feb. 24, 2000) (hereafter "BARTLETT"); IN RE GM CLASS H SHAREHOLDERS LITIG., Del Ch., 734 A.2d 611, 626 (1999) ("Issues of this sort are the kind about which reasonable business persons can disagree;...stockholders reading the Solicitation were free to make their own judgment at the ballot box on the underlying facts set forth therein") (hereafter "GMH"). 44

-------------
44 SEE ALSO IN RE IXC COMMUNICATIONS, INC. SHAREHOLDERS LITIG., Del Ch., C.A. No. 17324, slip op. at 16-17, 20, Steele, V.C., (Oct. 27, 1999) (hereafter
"IXC"):

         The reasons offered by the board for support of the [transaction], the circumstances surrounding it and the interplay of principals [in the transaction] ... have been fully disclosed to the shareholders. Absent convincing evidence that the board skewed the process in order to prevent a shareholder from voting knowledgeably and intelligently on the [transaction], no court should apply an artificial barrier to market consideration of that business judgment....

         [The shareholders] can decide the fairness of the [transaction] and, ultimately, the desirability of the [transaction] consistent with their own economic interests.

II.      PLAINTIFFS HAVE NO LIKELIHOOD OF SUCCEEDING ON THEIR
         FIDUCIARY DUTY CLAIMS.

         A. THE RECLASSIFICATION WAS SUPPORTED BY A DISINTERESTED BOARD AND IS APPROPRIATELY BEFORE THE SHAREHOLDERS FOR RATIFICATION.

         Plaintiffs do NOT complain about the creation of the Staples.com tracking stock, the use of the tracking stock as a means of providing an incentive for or compensating employees, or even the wisdom of folding the tracking stock back into Staples.45 Plaintiffs' ONLY COMPLAINT is that the PRICE received by the holders of Staples.com in terms of reclassified shares of new Staples shares is unfair because, in Plaintiffs' view, the Board overvalued Staples.com. In order to rebut the business judgment rule, Plaintiffs must show either that the Board was self-interested with respect to the setting of the reclassification ratio, or that the Board was grossly uninformed with respect to setting that ratio.46

         Plaintiffs do not contend that the Board was uninformed in setting the reclassification ratio. Rather, their SOLE ARGUMENT for rebutting the business judgment rule and applying the rule of entire fairness is that the Directors had a material interest in the reclassification ratio BEFORE they voted to rescind all their shares of and options in Staples.com.

         Plaintiffs' claim that this former "interest" in Staples.com stock rebuts the business

-----------------
45 In fact, Plaintiffs' own expert suggested that the decision to buy back Staples.com may "be a rational decision on the part of Staples," and, in any event, Dr. Puglisi stated that he knew of no facts suggesting the reclassification is economically irrational. Puglisi 114-18.

46 Because Staples.com stock is owned largely by employees, Plaintiffs' complaint is analogous to a claim that the Board voted to overpay its employees. Delaware courts, however, have long held that Directors have wide discretion in establishing employee compensation. SEE, E.G., BREHM V. EISNER, Del. Supr., 746 A.2d 244, 262 n.56 (2000) ("[D]irectors have the power, authority and wide discretion to make decisions on executive compensation.").

judgment rule fails on three different levels: (1) Plaintiffs fail to show that the Board was ever "interested" because it failed to demonstrate both that the amount of Staples.com shares the Directors owned was material to those Directors, and that the amount of Staples.com stock the Directors owned was materially disproportionate to the amount of RD stock owned, thereby giving the Directors a material interest in favoring the Staples.com over RD; (2) Plaintiffs fail to show that the Directors were interested when they ratified the reclassification AFTER rescinding all their Staples.com shares and options, leaving them with no financial interest to favor Staples.com, but rather, if anything, a financial interest in favoring RD; and (3) Plaintiffs ignore that shareholder ratification requires application of the business judgment rule, even if the Directors were interested.

                  1. PLAINTIFFS HAVE FAILED TO MEET THEIR BURDEN THAT THE DIRECTORS WERE EVER INTERESTED.

         Plaintiffs must show that the Directors' once-held stock interest in Staples.com (50,000 shares each) was material to the particular director(s) in question and also the materiality of any such interest to the "collective independence of the board."47 Plaintiffs, however, merely flaunt the fact that the transaction is in the hundreds of thousands of dollars. Pl. Br. at 37. That is insufficient. In IN RE FREEPORT-MCMORAN SULPHUR, INC. SHAREHOLDERS LITIG., Del. Ch., C.A. No. 16729, slip op. at 10, 13, Jacobs, V.C. (Jan. 11, 2001), the
Court rejected that a $230,000 consulting contract or a $100,000 increase in that contract were "inherently material."48

-----------------

47 The "question of when director self-interest translates into board disloyalty is a fact-dominated question, the answer to which will necessarily vary from case to case." CEDE & CO. V. TECHNICOLOR, INC., Del. Supr., 634 A.2d 345, 363-64
(1993).

48 SEE ALSO IN RE WALT DISNEY CO. DERIV. LITIG., Del. Ch., 731 A.2d 342, 360
(1999) (no self-interest found where consulting fees not affirmatively alleged to be material), AFF'D IN PART, REV'D IN PART ON DIFFERENT GROUNDS SUB NOM. BREHM V. EISNER, 746 A.2d 244.

         The little evidence in the record regarding materiality strongly suggests that the Staples.com holdings were not material to the Directors. SEE, E.G., Stemberg 69-70 ("I must confess that ... I own a lot more R&D shares than
I do dot-com shares ...."); SEE INFRA at 32. In the absence of any facts showing the amounts in question were material, Plaintiffs failed to meet their burden to rebut the presumption of loyalty.49 CEDE, 634 A.2d at 361 (Plaintiffs bear burden to rebut business judgment rule).

         Even if Plaintiffs had shown that the Directors' interest in Staples.com was material, that alone would be insufficient in this context where the transaction is between two classes of stock within the same company:
"Directors must often resolve conflicts among classes of stock, and THE FACT THAT A MAJORITY OF THE DIRECTORS OWN MORE OF ONE CLASS THAN ANOTHER DOES NOT NECESSARILY IMPLICATE THE DIRECTORS' GOOD FAITH OR LOYALTY." SOLOMON V. ARMSTRONG, Del. Ch., 747 A.2d 1098, 1118 (1999) (emphasis supplied, citation omitted).50 In circumstances such as these, to show that a . . . director's independence was compromised, Plaintiffs must [prove] the amounts of [the director's holdings in Staples.com], and the predominance of such holdings over [RD] holdings was of a sufficiently material importance, in the context of the director's economic circumstances, as to have made it improbable

----------------
49 Indeed, the fact that the Directors immediately rescinded their profits on those shares when a question as to their impartiality arose strongly suggests that the amounts at stake were not material.

50 "It is easy to say that a director's duty runs to the corporation and all of its shareholders, but such a statement gives faint guidance to a director where conflicts among shareholder constituencies arise, as they do. For example, when merger consideration must be apportioned between Class A and Class B stock Directors are inevitably faced with a conflict among classes of stock and, in most such instances, such Directors will themselves own more of one class than another. Does such fact alone deprive such Directors of the presumptions ordinarily accorded to their good faith decisions and require them to establish the intrinsic fairness of the apportionment? And, if so, do different Directors have different burdens depending on which class of stock they happen to own more of. It is not my impression that this is the law." FREEDMAN V. RESTAURANT ASSOC. INDUS. CO., Del. Ch., C.A. No. 9212, slip op. at 27-30, Allen, C. (Oct. 16,
1987).

         that the director could perform her fiduciary duties to the [RD]
         shareholders . . . .

GMH, 734 A.2d at 617 (Strine, V.C.); SEE ALSO GILBERT V. EL PASO CO., Del. Supr., 575 A.2d 1131, 1147-48 (1990); HARBOR FINANCE PARTNERS V. HUIZENGA, Del. Ch., 751 A.2d 879, 888 n.28 (1999).

         Indeed, Staples made a concerted effort to ensure that the Directors owned stock in RD and Staples.com, so that the Directors have a balanced equity interest in both businesses, precluding any suggestion that the Directors favored one stock over the other. SEE SUPRA p. 31. Before the rescission of their own shares, the Directors would presumably have benefitted from any overvaluation of Staples.com, but also suffered harm from any corresponding under valuation of Staples RD. Thus, there is no reason to infer disloyalty to either side unless Plaintiffs can show "the predominance of" the holdings by the Directors of Staples.com over RD shares. GMH, 734 A.2d at 617.51

         In fact, the Proxy shows that the Directors own large amounts of RD Stock. SEE Exh. 1 at 33.52 In the face of the substantial countervailing holdings of RD stock by the Board, it is not surprising that Plaintiffs do not explain any compelling personal motive of the Board to overvalue

----------------
51 Now that the Directors have rescinded their shares in Staples.com, their only financial interest is in RD. Plaintiffs' arguments thus become all the more unbelievable as Plaintiffs contend the Directors are self-interested in favoring Staples.com over RD, even though all the Directors now only own RD shares.

52 As previously noted, Chairman Stemberg owns over 7.4 million shares of RD; Director Sargent owns over 1.2 million shares of RD; Director Nakasone owns over 500,000 shares of RD; Director Moriarty owns nearly 400,000 shares of RD; Director Burton owns over 200,000 shares of RD. The remaining Directors own smaller blocks of RD stock.

         Even if one were to compare directly equity interests in Staples RD and Staples. com, there is no reason to believe the Directors would favor the Staples.com. As noted, Stemberg owns 7.4 million shares of RD versus 1.1 million of Staples.com (before the rescission) translating into over $100 million versus about $3.7 million. Sargent owns nearly 2.8 million shares of RD versus just under 600,000 shares of Staples.com (before the rescission). Trust owns over 1.2 million shares of RD versus 53,000 shares of Staples.com (before the rescission). Nakasone owns over 500,000 shares of RD versus 53,000 of Staples.com (before the rescission). Thus, the Directors have no "overriding personal interest" in favoring Staples.com over RD. SEE GMH, 734 A.2d at 617.

Staples.com to the detriment of their own RD stock. The Directors are therefore entitled to the protection of the business judgment rule. SEE GMH, 734 A.2d at 617; JEDWAB V. MGM GRAND HOTELS, INC., Del. Ch., 509 A.2d 584, 595 (1986) (business judgment rule applied where plaintiff failed to show controlling stockholder had motive, by virtue of significantly disproportionate holdings of two classes of shares, to treat stockholders differently); FREEDMAN, slip op. at 24-30; GILBERT, 575 A.2d at 1147-48.

                  2. EVEN IF THE DIRECTORS' STAPLES.COM HOLDINGS RAISED QUESTIONS OF LOYALTY, THEIR RATIFICATION OF THE RECLASSIFICATION AFTER RESCINDING THEIR STAPLES.COM HOLDINGS CURES ANY SELF-INTEREST.

         Even if the Board were initially interested, its decision to give any profits on Staples.com rendered it disinterested. After becoming apprised of concerns among shareholders of the appearance of self-interest in the reclassification, the Board met on March 29 and April 1 and quickly determined to remove even any "appearance of conflict by foregoing any kind of gain." Anderson 126.53 Having rescinded their shares in Staples.com, the Board's ONLY FINANCIAL INTEREST RESIDED WITH THEIR HOLDINGS OF RD SHARES, and yet the Board voted to go forward with the reclassification, as the Directors believed it to be in the best interests of the shareholders.
Stemberg 51-56; SUPRA at Factsss.N.54
         Plaintiffs cannot overcome, despite a slew of arguments to the contrary, the simple fact that

------------
53 As Mr. Nakasone testified, "[I]f there was any question as to where - whether the board was representing shareholders, both RD and [Staples].com, it should be totally eliminated now because we had absolutely no personal interest in Staples.com from a stock option or a stock holdings standpoint." Nakasone 235.

54 SEE IN RE WALT DISNEY CO. DERIV. LITIG., 731 A.2d at 356 (rejecting allegations that Director made disloyal decision because that action would have harmed his own substantial stock interest); SEE ALSO GOOD V. TEXACO, INC., Del. Ch., C.A. No. 7501, slip op. at 12-15, 34-37 (Feb. 19, 1985) (noting that business judgment rule would likely apply after board agreed to modify agreement to eliminate entrenchment motive).

after the rescission the Board had NO self-interested motivation to overvalue Staples.com. First, Plaintiffs argue (without citation to any authority) that the rescission itself was an interested transaction and that it somehow taints the reclassification.55 Not even Plaintiffs, however, can muster an argument that the rescission was unfair. The Directors earned no profits (not even interest) on an investment in Staples.com which had undergone a ten-fold increase in sales in just over a year. Moreover, the valuation of the rescission (the $3.25 purchase price) is below Plaintiffs' expert's own valuation of Staples.com. SEE Puglisi Rep. at 3, 16 (finding fair value range of $2.09 to $5.88, with a midpoint of $3.99). Plaintiffs cannot support the claim that the Directors' good faith attempt to cure any appearance of conflict through a plainly fair transaction somehow taints the reclassification.

         Second, Plaintiffs' unsupported assertions that the reclassification and the directors' rescission are "'components of a single, unified package' and 'inextricably linked,'" Pl. Br. at 38, are wrong on the facts and the law.56 The reclassification was decided weeks before the rescission

--------------
55 Plaintiffs also suggest in a footnote in the "Facts" section of their Brief that the tax indemnification provision passed with the rescission gives the Directors a self-interest. The tax liability is completely hypothetical. Indeed, several members of the board testified there would be no tax consequences from the rescission. SEE, E.G., Anderson 143 ("nor do I believe, nor did any of us believe there was any tax liability"); Nakasone 239 (determined there was no tax consequence after consulting on two occasions with his own tax counsel). The weakness of this argument is confirmed by the fact that Plaintiffs chose not to address it in the "Argument" section of their Brief.

56 The cases Plaintiffs cite for the notion that the rescission and reclassification are "inextricably linked" are inapposite. SEE STRASSBURGER V. EARLEY, Del. Ch., 752 A.2d 557, 570 (2000) (purchases of stock from two shareholders, at same time, which were admittedly part of "total plan," and where both repurchases were necessary for interested party to gain control of corporation, were linked for purposes of application of entire fairness rule). In JEDWAB, 509 A.2d at 596, the Court applied the entire fairness test to two agreements, but notably not a third, executed as part of a merger, because both transactions were independently self-interested. The final case Plaintiffs cite applies New York law to a contract interpretation dispute and does not even raise the issue of fiduciary duties or the entire fairness test. SEE NODDINGS INV. GROUP. V. CAPSTAR COMMUNICATIONS, INC., Del. Ch., No. 16538, slip op. at 17-20, Chandler, C. (Mar. 24, 1999).

and could have gone to a shareholder vote with or without the rescission. Moreover, after the rescission, the Board could have but did not elect to terminate the reclassification, just as it could have terminated the reclassification without the rescission. Thus, while certainly related in time and subject matter, the two transactions here did not depend on each other, and either could have occurred without the other.

         Third, Plaintiffs argue that the directors were personally interested in persisting with the transaction because reducing the price "would have been tantamount to an admission that they had breached their fiduciary duties . . . by setting an unfair price." This argument does not hold water. SEE, E.G., ARONSON V. LEWIS, Del. Supr., 473 A.2d 805, 815 (1984) (ordinarily, mere threat of personal liability does not show that Board was interested); SEMINARIS V. LANDA, Del. Ch., 662 A.2d 1350, 1354 (1995) (same). In fact, had the Directors feared the risk of litigation exposure they could have eliminated or dramatically reduced that risk by rescinding the reclassification.57

                  3. EVEN IF THE BOARD HAD BEEN INTERESTED, THE SHAREHOLDER VOTE PRECLUDES APPLICATION OF THE ENTIRE FAIRNESS RULE.

         Even if Plaintiffs' flawed arguments about director self-interest were meritorious, the submission of a decision to shareholders, "on accurate disclosures and in a non-coercive atmosphere," entitles the decision to the benefits of the business judgment rule. GMH, 734 A.2d at 616-17 & n.2 (calling "right to affirm or veto the decision at the corporate ballot box" "the ultimate procedural protection" that board can offer stockholders) (citation omitted).

--------
57 Plaintiffs also suggest that the Board failed meaningfully to reconsider the $7.00 Staples.com valuation after rescinding its shares. Plaintiffs' claim is belied by the facts. As discussed above at 23-27, the Board met twice on this issue, and after rescinding their shares recalled Thomas Weisel for a second presentation on the fairness of the reclassification to Staples. Moreover, the Board by that time had already heard from management and Wit SoundView, reviewed documents, and met repeatedly.

         Here, where over 74 percent of the RD Stock is held by sophisticated institutional investors,58 and the Board has provided full and fair disclosure to the shareholders, SEE INFRA at pp. 54-62, the shareholders are ordinarily the final arbiters of the fairness of such transactions:

         Institutional investors (169 in number) constitute more than 60% of the shareholders of record eligible to vote on the [transaction]. All of the shareholders of record have the plaintiffs' complaint in their hands, via supplemental proxy materials. They can decide the fairness of the voting agreement and, ultimately, the desirability of the [transaction] itself consistent with their own economic interests.

IXC, 1999 WL 1009174, at *9 (footnote omitted).

         In an effort once again to dodge the impact of settled Delaware law requiring the application of the business judgment rule,59 Plaintiffs boldly insist that the entire fairness rule applies to the reclassification because the DIRECTORS' RESCISSION of their shares is not before the shareholders.60 That the rescission is not before the shareholders is irrelevant. Plaintiffs cite no authority for the proposition that the shareholders vote does not ratify the reclassification, which is before the shareholders.61 58 Exh. 7.

---------------------
59 Absent failure to disclose material facts, a shareholder vote "permits invocation of the business judgment rule and limits judicial review to gift or waste with the burden of proof upon the party challenging the transaction." MARCIANO V. NAKASH, Del. Supr., 535 A.2d 400, 405 n.3 (1987). In the absence of the rescission, the shareholder vote would undoubtedly have ratified the Board's allegedly self-interested transaction. It simply cannot be that the directors, by giving up in good faith their opportunity to earn any profit on their Staples.com shares by the reclassification and by canceling their Staples.com options, somehow lose in that process the ability to have the shareholders ratify the reclassification.

60 Although Plaintiffs do not argue that the fair price of Staples.com is below $3.25, rendering the rescission unfair, Plaintiffs could seek damages for the rescission. That, however, does not affect the shareholders' right to vote, nor the effect of that vote, on the reclassification so long as the shareholders were given the information they needed to make an informed choice (including, as here, full information on the rescission).

61 Not a single case Plaintiffs cite for the proposition that this Court should apply the entire fairness rule in the face of a shareholder vote so holds. Indeed, two cases involve a misleading disclosure which tainted the vote. SEE BOMARKO, INC. V. INTERNATIONAL TELECHARGE, INC., Del. Ch., C.A. No. 13052, slip op. at 29-32, 38-40, Lamb, V.C. (Nov. 4, 1999) (entire fairness applied despite shareholder vote where proxy was held to be "materially

         B.       THE RECLASSIFICATION IS FAIR.

         Even if Plaintiffs were somehow correct that the entire fairness rule applies, the overwhelming evidence demonstrates that the reclassification is fair. Needless to say, if Plaintiffs cannot show a likelihood of success under the entire fairness standard, then they certainly could not succeed under the business judgment rule (which should be applied).62

                  1.       THE BOARD USED A FAIR PROCESS TO REACH THE $7
                           VALUATION.

         The Board went through an involved, deliberative process in deciding to unwind the Staples.com stock. SEE SUPRA at pp. 18-27. While Plaintiffs are correct that the reclassification was suggested by management, as most Board initiatives are, Plaintiffs ignore the fact that the Board was aware of the possibility of unwinding the tracking stock from its inception. Stemberg 87-89. And, management brought the proposal to the Board only after extensive "Town Meetings" with Staples.com employees, and discussions at the Advisory Board meetings.63

         As discussed above, the Board and the CSC then held a series of meetings to consider the reclassification and valuation of Staples.com. SEE SUPRA at 18-27. Contrary to Plaintiffs' baseless

--------
misleading"); WEINBERGER V. UOP, INC., Del. Supr., 457 A.2d 701, 710 (1983). The other cases are readily distinguishable as they DO NOT EVEN INVOLVE A SHAREHOLDER VOTE. SEE STRASSBURGER, 752 A.2d at 571 (board, without shareholder vote, caused company to buy back 83% of stock to benefit shareholder and director); JEDWAB, 509 A.2d at 596 (majority shareholder, without vote by minority shareholders, unequally allocated proceeds of merger); OBERLY V. KIRBY, Del. Supr., 592 A.2d 445, 468-69 (1991) (directors of charity, without shareholder vote, caused charity to do business with another entity in which they owned interest must prove entire fairness); KAHN V. ROBERTS, Del. Ch. C.A. No. 12324, slip op. at 12-13, Steele, V.C. (Dec. 6, 1995) (applying business judgment rule in granting summary judgment for defendant directors on claim that directors bought back class of stock at premium), AFF'D ON OTHER GROUNDS, Del. Supr., 679 A.2d 460 (1996).


62 SEE CEDE, 634 A.2d at 361 ("decision made by a loyal and informed board will not be overturned by the courts unless it cannot be attributed to any rational business purpose") (internal quotations omitted).

63 The same allegedly interested officer (Stemberg) that proposed the reclassification actually held much larger amounts of RD stock. SEE SUPRA n.52.

assertions, the Board and the CSC did not "meekly" ratify management's proposal. Pl. Br. at 43.64 Rather, the Board authorized the CSC to investigate the matter and to engage outside financial advisors. SEAGRAVES V. URSTADT PROPERTY CO., INC., Del. Ch., C.A. No. 10307, slip op. at 8-10, Jacobs, V.C. (Nov. 13, 1989);
("our case law recognizes that...obtaining an investment banker fairness opinion" is an indicia of fair dealing). The CSC considered and debated management's presentation regarding the performance of Staples.com, considered comparable companies, and selected a valuation in the lower half of the range of valuations considered, subject to receipt of a fairness opinion by two separate, independent investment bankers hired by the Board. SEE Stemberg 18-24; Anderson 82-85, 94; Moody 12. The Board acted in a similar deliberate fashion.65

         Thus, the history of dealing indicates an involved, active, and informed Board, counseled by independent advisors, seeking to determine a fair and reasonable price.66

--------
64 Former Senate Majority Leader George Mitchell, well known for standing up to the Reagan Administration during his days in the Senate, disputes that he "meekly" acquiesced to management. SEE Mitchell Aff.P. 4.

65 The Board similarly reviewed management's analysis and the fairness opinions of Thomas Weisel and Wit SoundView. SEE Nakasone 181-85; Exh. 12. It is important to reiterate that the sophisticated Board was not --- hearing about Staples.com valuations for the first time. The Compensation Committee had been regularly setting option prices, and the Board was consistently kept abreast of Staples.com's performance. Nakasone 73-74. Moreover, the Board consisted of highly qualified persons, experts in their fields. Nakasone 118, 178. Finally, as discussed above, on March 29 and April 1, the Board elected to rescind their shares to avoid any appearance of a conflict of interest. SEE Exh. 13; Anderson 126, 133. At that time the Board recalled Thomas Weisel, the independent investment banker representing the RD stockholders to review their analysis before ratifying the reclassification. SEE Exh. 14; Nakasone 232-34.

66 Plaintiffs recklessly assert that the objectivity of Thomas Weisel was "compromised" by the friendship between Thomas Weisel and Staples' CEO Stemberg. Pl. Br. at 43. As Plaintiffs' counsel should be well aware, Delaware law squarely holds that mere friendships do not create inappropriate conflicts. SEE, E.G., CRESCENT/MACH I PARTNERS, L.P. V. TURNER, Del. Ch., C.A. No. 17455, slip op. at 27-30, Steele, V.C. (Sept. 29, 2000) ("long-standing 15-year professional and present relationship" insufficient to "raise a reasonable doubt" as to interestedness).

                  2. THE EVIDENCE IS OVERWHELMING THAT $7.00 PER SHARE IS FAIR TO THE HOLDERS OF STAPLES.COM AND STAPLES RD.

                           A. DR. PUGLISI'S TESTIMONY DOES NOTHING TO ASSIST PLAINTIFFS.

         Of all the defects in Plaintiffs' case, perhaps the most singular is that having brought a lawsuit basically to contest valuation, they proffer Donald Puglisi as their only expert (and essentially their only evidence on valuation), an expert who candidly testified that he did not claim to have prepared a valuation of Staples.com. Puglisi 15.

         Indeed, Dr. Puglisi was forthright in admitting that he had never valued a privately held Internet company in his life, ID. at 11, had never valued an Internet tracking stock, ID. at 15,67 had no memory of ever valuing a retailer, ID. at 11, and had no idea whether the Complaint reflected any input from him. ID.68 He further testified that his estimate of Staples.com's growth rate in the terminal year used in his discounted cash flow analysis, reflected no relevant industry expertise. ID. at 14-15. Nowhere did he reflect any particular knowledge of Staples.com's business, and he admitted that he had not read most of the deposition testimony in this case, including that of Mr. Mahoney, Staples' CFO and that of Ms. Lewis, Staples.com's CEO.69

         Dr. Puglisi did not know that Staples.com's revenues for the last four quarters were

--------
67 In support of a tracking stock discount Dr. Puglisi cited an IRRC report which in turn cited a J.P. Morgan study. Dr. Puglisi admitted to never having read the study. ID. at 101-03.

68 Dr. Puglisi did not venture any opinion as to what damages the class would sustain by virtue of the reclassification. ID. at 35. Indeed, he was not even sure that this action was a class action. ID. at 83. As for bad faith, he had no information to the effect that the CSC, Thomas Weisel, or Wit SoundView acted in bad faith in valuing the shares of Staples.com as they did. ID. at 42-43.

69 ID. at 19-20. Dr. Puglisi did claim to have reviewed Staples's historical operating results (none of which he could recall), but stated that review had no impact on the conclusions in his report. ID. at 16-18.

approximately $650,000,000, Lewis Aff.P.P. 12, 22; SEE ALSO Exh. 15; Puglisi 59-60, but he was able quickly to calculate that the reclassification valued Staples.com at approximately 1.5 times trailing annualized revenues. Puglisi 62-63 (although the actual calculation is 1.4 times). He declined to say whether he thought that was an appropriate multiple because he had declined to examine comparable companies in his work for this matter. ID. at 66-67.70

         While Dr. Puglisi was resolute both in his Report and in his testimony that the per share price should be discounted 35-40 percent for lack of marketability or illiquidity, his testimony completely undercuts his conclusion:

                  Q: Okay, so you don't claim, do you, sir, that you have undertaken a study which leads you to conclude that Staples.com could not go public?

                  A:   Oh, no.

                  Q: As far as you know, Staples.com could go public anytime; it's just a question of price?

                  A: That's my understanding, but my understanding is based on the documents I have reviewed.

ID. at 52.

         Of all his testimony, however, perhaps the most injurious to Plaintiffs was Dr. Puglisi's assumption that, as far as he knew, the $6.10 price per share paid to the venture capitalists in January 2001 for 65 percent of their Staples.com shares represented fair market value. ID. at 24. Moreover, Dr. Puglisi was entirely unwilling to make any assertion as to what would have happened to that price during the period from January to March 15 of this year. He would do no

--------
70 Dr. Puglisi did no analysis to identify a set of companies comparable to Staples.com and had no opinion as to whether the investment bankers had identified appropriate comparables. ID. at 67.

more than say that it might have gone up or it might have gone down. ID. at 24-25.71

         If $6.10 is the fair market value of a Staples.com share -- and Plaintiffs offer no evidence that it is not -- it is less expensive for Staples to do the proposed reclassification than to exercise its redemption rights under its certificate of incorporation which mandates that Staples pay a premium of approximately 21 percent to fair market value. $6.10 plus 21 percent equals approximately $7.37. That $7.37 is, of course, without any incremental expense for the tax consequences to Staples of paying a premium. SEE Mahoney Aff.P.P. 25-28.

         Finally, Dr. Puglisi not only acquitted the Defendants of any imputation of bad faith, he admitted that honorable men and women of good will could disagree as to whether $13.12, $8.67 or $4.19 was the most appropriate value per share for Staples.com. Puglisi 74.

                           B.      THE BOARD APPROPRIATELY APPLIED NO DISCOUNTS.

         Despite the conservative valuation of Staples.com,72 Plaintiffs insist that, as a matter of law,

--------
71 Plaintiffs' counsel realized how lethal Dr. Puglisi's testimony had been to his clients' cause. As the deposition was drawing to a close, Plaintiffs' counsel stated that he believed there had been a "misstatement" by his witness. ID. at 151. He asked briefly to review the record and then agreed with Defendants' counsel that the deposition could be concluded. Approximately one minute thereafter, Plaintiffs' counsel insisted on going back on the record, over Defendants' objection, to cross-examine his own witness. The following exchange ensued; after the deposition had closed, but nonetheless on the record:

                  Q: Did you ever independently determine whether or not $6.10 was, in fact, fair market value?

                  A. No, I have never determined independently if any particular price was fair market value.

ID. at 153.

------------------
72 In seeking to determine the reasonable valuation for Staples.com, the CSC and the Board focused principally on discounted cash flow analysis. SEE ONTI, INC.
V. INTEGRA BANK, Del. Ch., 751 A.2d 904, 925 (1999) (in determining fair value, "this Court favors the discounted cash flow approach, based in large part on its wide acceptance"). As discussed above at pp. 23-26, in performing that analysis, the Board applied conservative valuation methods: First, the DCF analysis relied upon management's forecasts for Staples.com which have historically and for the recently completed First Quarter of 2001 understated actual revenues. Second, it applied a conservative discount rate of 20- 25 percent (as opposed to the 14-15 percent which would be applied to Staples RD). Anderson 99. Third, the the Board overvalued Staples.com73 because it failed to apply: (1) a minority discount; (2) a marketability discount; and (3) a tracking stock discount. Pl. Br. at 50-53. Notably, Plaintiffs bear the burden of showing that a discount is appropriate. SEE HINTMANN V. WEBER, Del. Ch., C.A. No. 12839, Steele, V.C. (Feb. 17, 1998); SEE ALSO KAPLAN V. GOLDSAMT, Del. Ch., 380 A.2d 556, 568 (1977) ("In
the area of valuation, wide discretion is allowed to directors"). Despite this burden, Plaintiffs cite NOT A SINGLE AUTHORITY74 that the Board is required to apply (or, for that matter, could have under Delaware law applied) discounts to value Staples.com. Indeed, Delaware law disfavors the application of discounts. CAVALIER OIL, 564 A.2d at 1145 (refusing to apply discounts in freeze-out merger context).75 The reason for the Delaware courts' refusal to apply discounts in

--------------
Board settled on a value in the lower half of the range of valuations suggested by the DCF analysis. SEE Stemberg 24;. Morgan 227-28.

73 Even Plaintiffs refer repeatedly in their Brief to valuations for Staples.com exceeding $7 per share. SEE Pl. Br. at 33 ("revenue multiple of .8 for 2002 would yield a value of $7.62"); 34; 35 ("Had the median been used, the result would have been a range above $13 and going over $20 per share"); 36 (referring to valuations as high as $2.9 million).

74 Oddly, though, Plaintiffs cite decisions REJECTING discounts. SEE, E.G., CAVALIER OIL V. HARTNETT, Del. Supr., 564 A.2d 1137, 1144-45 (1989). Equally unhelpful to Plaintiffs are a series of federal tax law decisions discussing valuations under the federal gift and estate tax laws. SEE, E.G., EISENBERG V. COMM'R OF INTERNAL REVENUE, 155 F.3d 50 (2d Cir. 1998); ESTATE OF HOOVER V. COMM'R OF INTERNAL REVENUE, 69 F.3d 1044 (10th Cir. 1995). Finally, Plaintiffs rely on KLEINWORT BENSON LTD. V. SILGAN CORP., Del. Ch., C.A. No. 11107, Chandler, V.C. (June 15, 1995), which ADDS a premium to compensation for a discount inherent in the valuation methods used.

75 Plainly this reclassification is not precisely like a freeze out merger, but it is analogous in that minority shareholders of Staples.com are losing their interest in the business in which they chose to invest - the rapidly growing Staples.com - for a different asset. SEE Morgan 109-11 (investment banker of substantial experience in valuations of businesses in merger contexts, and otherwise, testified that reclassification transaction "resembles" a minority squeeze out).

         Plaintiffs' attempts at distinguishing the reclassification context from the freeze out merger context are fatally flawed. First, they argue that the context is different because the Staples.com shareholders do not own the underlying assets of Staples.com, unlike traditional minority shareholders. That is a distinction without a difference - the Staples.com shareholders are still losing their interest in their chosen investment vehicle. Second, they cite the GME case distinguishing a spin off of a tracking stock's business to the holders of that tracking stock from a cash out merger. Pl. Br. at 47. The distinction made by the court there did not refer to a distinction in valuation standards, the issue here, but rather to a difference in the applicability of the entire fairness rule, which the court the freeze out merger context is a minority shareholder is assumed to be "willing to maintain his investment position...had the [transaction] not occurred." ID.

         Here, there was substantial evidence from the both negotiation with the venture capitalists and from the "Town Meetings" with Staples.com shareholders that those investors were willing (and indeed, desired) to maintain their interest in Staples.com. As Mr. Helman of Greylock put it, he wanted to maintain his position for the upside if the market returned and, as a result, he was not a strong proponent of the reclassification proposal (because he thought it undervalued the Staples.com shares). Helman 112-13. Indeed, many shareholders were willing to wait for an IPO -- especially if faced with accepting substantial discounts on their share price.76 ID. at 69-70. Thus, those investors, like the minority shareholders in the freeze out merger context, should, in fairness, obtain the value of the investment they are willing to keep -- that is, the value of Staples.com as a going concern.77

--------
concluded was, as here, unnecessary in dealing with two classes of stock in the same company. Finally, the TRI-STAR PICTURES case from which Plaintiffs seek support involves an exchange of assets in one company for stock in another. IN RE TRI-STAR PICTURES, INC., LITIG., Del. Ch., 634 A.2d 319, 327 n.9 (1993). It is therefore dissimilar factually and provides Plaintiffs no support.

76 Indeed, because Staples' retained interest in Staples.com has no voting rights, the reclassification cannot occur unless the majority of Staples.com shareholders (other than Staples RD) votes in favor of it, thus giving the Staples.com holders veto power over the transaction. SEE SALOMON BROS., INC. V. INTERSTATE BAKERIES CORP., Del. Ch., 576 A.2d 650, 651-52 (1989) (recognizing appraisal right to obtain fair value for shares as exchange for common law "veto power" over transactions); METROPOLITAN LIFE INS. CO. V. ARAMARK CORP., C.A. Nos. 16142, 16170, 16171, tr. at 211-14 (Nov. 5, 1998) (TRANSCRIPT) (extending right to obtain fair value to reclassification); CF. AMSELLEM V. SHOPWELL, INC., Del. Ch., C.A. No. 5683, Hartnett, V.C. (Sept. 27, 1979); GOLDSAMT, 380 A.2d at 568 (not improper to pay premium over market to buy out dissident shareholder). It is implausible that Staples could obtain the consent of the Staples.com holders by applying the sharp discounts suggested by Plaintiffs. Indeed, the Board would be within its discretion to offer those shareholders a premium for relinquishing their veto.

77 Plaintiffs insist that this leaves the shareholders with an "apples" to "oranges" comparison of fair market value (RD) to fair value (Staples.com). Plaintiffs, however, are fundamentally wrong that there is an "apples" to "oranges" comparison because the discounts they so fervently seek to apply to Staples.com were not applied to RD -- and no premiums were applied to either the RD or Staples.com shares.

         In the case most directly on point, the Court granted an injunction against the defendants BECAUSE IN A RECLASSIFICATION SETTING IT APPLIED THE VERY DISCOUNTS PLAINTIFFS INSIST STAPLES SHOULD HAVE APPLIED. SEE ARAMARK, tr. at 211-14. There, minority shareholders of one class of stock were being cashed out through a reclassification, and the court stated:

         In my opinion, the private company discount applied in this case is inconsistent with Delaware law.... The purpose is to give cashed-out stockholders the substantial equivalent of their share of the value of the company as a going concern. This is inconsistent not only with a minority discount but also with a marketability discount. I believe it is also inconsistent with a marketability discount that is applied to all the stock in the company.

ID., tr. at 212-13.78 Thus, Defendants' decision to rely on the investment bankers' fairness opinions concluding that the application of discounts was inappropriate is entirely consistent with Delaware law, and is arguably even mandated by it. SEE ID. Notably, Plaintiffs failed to cite, let alone distinguish, ARAMARK.

         Set forth below is a more detailed explanation of why the Board's decision not to apply each of the various discounts sought by Plaintiffs is fair. Before reaching those more technical issues, however, one important point must be made: Defendants have fully disclosed that RD was valued based on its trading price with no discounts or premiums, and the Board disclosed that Staples.com was valued by applying no premiums or discounts. Given this full disclosure, SOPHISTICATED SHAREHOLDERS AFTER FULL DISCLOSURE CAN AND SHOULD DECIDE SUCH SHAREHOLDER VALUATION ISSUES FOR THEMSELVES. SEE INFRA at 54-62.

--------
78 The primary difference between ARAMARK and this case is that in ARAMARK the Class A minority shareholders received cash. Here, the minority shareholders of Staples. com receive reclassified shares of Staples, Inc. per a reclassification ratio. In all these contexts however, -- ARAMARK, freeze out merger, and here -- minority shareholders are required to exchange their chosen investment for a different asset.

                             (1)     MINORITY DISCOUNT.

         In addition to the Delaware law disfavoring such a discount, SEE, E.G., CAVALIER OIL, 564 A.2d at 1144-45 (refusing to apply minority discount in appraisal setting), neither RD nor Staples.com stock would have inherently included any control premium, as neither the individual holders of the publicly traded RD stock nor the individual holders of Staples.com have control of Staples. SEE ONTI, 751 A.2d at 912; RAPID-AMERICAN CORP. V. HARRIS, Del. Supr., 603 A.2d 796, 804-05 (1992) (publicly traded shares trade at a slight minority discount). There is no need to apply a minority discount to Staples.com to reflect any lack of control, as the valuation methods used to value Staples.com already included such a discount.79 As such, the Board appropriately and fairly valued RD and Staples.com with an "apples" to "apples" comparison without seeking to benefit either group of shareholders by adding unwarranted minority premiums and discounts.
                           (2)       MARKETABILITY DISCOUNT.

         Plaintiffs cite scant authority applying a marketability discount under similar circumstances.80 In addition to ARAMARK, cited above, Delaware courts have proved hostile to the

---------------
79 For example, the stock prices of comparables used to value Staples.com used market prices which would not have included a control premium. SEE BORRUSO V. COMMUNICATIONS TELESYSTEMS INT'L, Del. Ch., 753 A.2d 451, 457 (1999), and cases cited ("the comparable company method produces a minority valuation of the shares..., as has been recognized in decisions of this court"). Likewise, the buyback from the venture capitalists at $6.10 per share would have included no control premium, nor would comparisons to precedent transactions. The only analysis to which one might apply such a discount -- the DCF analysis -- included high discount rates for Staples.com, which could incorporate risks associated with minority interests. SEE Anderson 99-101. Thus, it becomes clear that the pricing of Staples.com contained no control premium, and, therefore, a minority discount to control for such a premium would be both unnecessary and unwarranted.

80 The only case cited by Plaintiffs, ONTI, 751 A.2d at 913, applied a marketability discount to minority shares where all those shares were "restricted" stock applicable at a "corporate level," citing CAVALIER OIL. CAVALIER OIL, however, makes clear that unless a discount applies to the value of the company, not just the stock, then it is inappropriate. 564 A.2d at 1144-45. Here, only the Staples.com shares, not the underlying business, are arguably unmarketable.

application of marketability discounts to minority shareholders stock. SEE, E.G., BELL V. KIRBY LUMBER CORP., Del. Sup., 413 A.2d 137, 147 (1980) (not "aware of [any] Delaware authority for discounting earnings" for lack of a market); BORRUSO, 753 A.2d at 460 (marketability "discount based on trading characteristics of the shares themselves, not any factor intrinsic to the corporation or its assets [is] prohibited."); SEE ALSO Morgan 109-11 (refusing to apply lack of marketability discount because if one did, "arguably, we should also be applying a premium, in practice we often apply neither").81

         As the Court in BARRUSO recognized, it is fundamentally unfair to treat the Staples.com holders differently from the RD stockholders by applying a discount, not because of any weakness in the value of the Staples.com business, but solely based "on the trading characteristics of the shares." 753 A.2d at
460. Of course, the RD shares' market valuation includes no such marketability discount so, as before, the same valuation standard was applied to both RD and Staples.com.
                          (3)     TRACKING STOCK DISCOUNT.

         Plaintiffs fail to cite a single case even recognizing, much less applying, a tracking stock discount, and Defendants' counsel was unable to locate any such case. 82 Moreover, Plaintiffs

--------
81 Contrary to Plaintiffs' assertions, it is far from clear that Staples.com shares are "unmarketable." Staples.com has been phenomenally successful, and Staples could elect to take it public. Stemberg 36-37; Puglisi 52-53 (conceding Staples.com could go public at any time). Moreover, it is highly unlikely that Staples.com holders, many of which would prefer to wait for an improvement in the IPO market, would consent to the repurchase of their shares at Plaintiffs' 30 percent marketability discount. SEE Lewis Aff. P. 23; Higgins Aff. P. 11. Indeed, had Staples sought to force such a discount on the Staples.com stockholders, they would have had at least a colorable claim under ARAMARK to themselves bring a suit against the Board, and the Board, in choosing a "down the middle" price was very aware that it had fiduciary duties to both Staples.com and RD holders.

82 Analogous Delaware law permits no discounts based on trading characteristics of stock, but rather requires valuation of the underlying business interest covered by the stock. SEE, E.G., ARAMARK, tr. at 211-14.

failed even to show that such a discount could be applied, even if it were not inconsistent with Delaware law. SEE Morgan 135 (the academic research on tracking stock discounts is "inconclusive"); Puglisi 101-03 (Plaintiffs' expert never bothered to read the study purporting to support the discount). Thus Plaintiffs have failed to meet their burden to show such a discount should apply. SEE HINTMANN, slip op. at 13-16.

                  3.       THE PLAINTIFFS' OTHER THEORIES ARE WITHOUT MERIT.

                       A. THE STAND ALONE COMPANY THEORY.

         Plaintiffs next claim that the valuation is unfair because the Board did not value Staples.com as a stand alone company. Pl. Br. at 54-55. Apparently, Plaintiffs seek to add costs and subtract revenue -- in wholly undefined amounts -- to reflect Staples.com's hypothetical performance as a stand alone company. This is nonsense. The Staples.com stockholders held a tracking interest created by the holders of RD stock and endowed with real rights and preferences, that tracking interest is what is being folded back into Staples. Staples.com's tracking interest -- with the revenue and costs associated with that interest and not its "stand alone" value -- is what must be valued. That Plaintiffs fail to cite a single authority for their proposition is, therefore, unsurprising.

                       B.  THE ALLOCATION THEORY.

         Plaintiffs next argue that the valuation of Staples.com is wrong because it does not take into account intangible benefits to Staples.com from, among other things, the Staples brand name, Staples' supplier relationships, infrastructure, and other similar benefits Staples.com received from Staples. And, Plaintiffs say, the Board's valuation does not take "cannibalized" sales -- those gained at the expense of RD -- into account. There are three separate responses to this theory.

         First, as discussed SUPRA at 13-14, there is substantial evidence that Staples.com provides countervailing benefits to RD, and that cannibalization is low.83 Thus, as a factual matter, with hard to quantify benefits flowing in both directions, it is difficult to conclude that RD is somehow being treated unfairly.

         Second, when the Staples.com stock was created, Staples disclosed in its Proxy detailed information about allocation of revenue, costs, and such. SEE Exh. 2 at 43-45. Nothing therein suggested that any such intangible costs would be allocated to Staples.com or that Staples would attempt to somehow control for any of these benefits through the transfer of a revenue to Staples. The shareholders, therefore, voted to issue Staples.com shares without any such allocations and cannot now be heard to complain that Staples.com should now bear additional costs or reduced revenue based on these benefits.84

         Finally, when Staples.com shares were first created, RD in effect owned all of the Staples.com shares. It then sold some of those shares based on an enterprise valuation of $325 million and raised substantial capital despite very low revenue and very high risk associated with Staples.com. Presumably, much of the reason for Staples' valuation of Staples.com near its

--------
83 The evidence shows that most customers now buy from RD and Staples.com, and buy more overall, so there is little cannibalization, Lewis 133; since Staples.com's arrival, customer attrition rates are down, ID. at 134; Staples.com's sales contribute to Staples' buying power, Moody 109-10; Staples.com provides free advertising through its web site for Staples by, for example, having a retail store locator service, Lewis 21; and Staples.com provides kiosks at stores with access to the web site which generate about $2.5 million in sales per week, 98 percent of which goes to RD, ID. at 37-38; Lewis Aff. P. 16.

84 In addition, PricewaterhouseCoopers has reviewed Staples.com's cost allocations and determined that no adjustments were necessary. PWC Report at 9.

inception was because Staples.com had use of Staples' brand name at no cost. Having obtained additional value for the sold Staples.com shares based on these benefits, the RD shareholders cannot then obtain a discount in repurchasing the shares.
                           C.       THE ALLEGED UNDERVALUATION OF THE RD STOCK.

         Plaintiffs next argue that the exchange ratio is unfair because RD's publicly traded stock is undervalued. Plaintiffs cite no authority for adding a premium to allegedly undervalued publicly traded stock.85 To the extent that Plaintiffs allege that Staples.com somehow caused the depressed valuation of RD Stock, RD does own some 94 percent of Staples.com, so RD would naturally be affected by both Staples.com's successes and failures. Plaintiffs fail to justify how this changes the fair valuation of either RD or Staples.com.

                           D.       MANAGEMENT'S PROJECTIONS.

         Plaintiffs' final objection to Staples.com's valuation is that it is based in part on management's projections, and Plaintiffs say those projections are necessarily suspect because management is self-interested.86 Plaintiffs miss three key points: First, any valuation is going to be based at least in part on management's projections - there is nothing unusual about that. Second, the allegedly self-interested management actually owns more RD Stock than Staples.com stock, and therefore has no personal stake in overstating the future expectations of Staples.com.

-----------------
85 To the extent certain Staples' employees expressed the opinion that the RD stock is undervalued, their personal opinions hardly justify adding a premium to the RD stock price for purposes of the exchange ratio.

86 Plaintiffs rely on KLEINWORT, slip op. at 10-16, for the proposition that management's projections require "close scrutiny." There, the company's expert in an appraisal context sought to alter the numbers used in management's projections submitted for another purpose. Thus, the context of the "close scrutiny" language was completely different than here, and, in any event, the Court allowed all of the adjustments made by the expert despite the "close scrutiny."

SEE SUPRA p. 52. Third, in this case, management's projections have been historically conservative as Staples.com has far surpassed management's expectations every quarter since its inception.87 Thus, if anything, any valuation of Staples.com based on management's forecasts would be too low.88

III. PLAINTIFFS' NEW ALLEGED STATUTORY AND CERTIFICATE VIOLATIONS ARE WITHOUT MERIT.

         Remarkably, Plaintiffs have elected not to address many of the Delaware statutory claims they asserted with such vigor in their Complaint. Plaintiffs have forsaken their claims: (1) that the reverse stock split violated 8 DEL. C.ss.242; (2) that the rounding up of fractional shares violated 8 DEL. C.ss.ss.152, 153, 155, 157, and 161; (3) that the reclassification violated 8 DEL. C. ss.160 because the $7.00 per share price was higher than the redemption price; and (4) that certain transactions are void under 8 DEL. C.ss.144.89 Notably, Plaintiffs represented at the initial hearing before the Court that these statutory violations independently justified an injunction. SEE Hearing Tr. at 24. Apparently, having recognized the futility of their original statutory claims, Plaintiffs

-------------------
87 SEE Morgan 88-90 (noting bankers considered projections reasonable, and that they tested their reasonableness, including performing a "sensitivity" analysis which showed $7 figure still in fairness range).

88 And, the first reported quarterly sales since the valuation of Staples.com, again shows actual performance far in excess of management's projections. SEE Lewis Aff.P. 22 (showing Staples.com beat sales expectations by ten percent for the first quarter of fiscal year 2001).

89 Plaintiffs have also apparently abandoned their claims that Staples violated the Venture Capitalist Repurchase Agreement, the Director Repurchase Agreement, and Staples' Interested Transaction Policy. Although they continue to recite several of these allegations in footnotes sprinkled throughout the "Facts" section of their brief, they do not separately argue them, and therefore have not preserved them for argument. SEE IN RE DAIRY MART CONVENIENCE STORES, INC. DERIVATIVE LITIG., Del. Ch., C.A. No. 14713, slip op. at 12, n.17, Chandler, C. (Nov. 13, 1997). Accordingly, Defendants have not separately addressed these now abandoned points, although it does refer the Court to its initial response to each of these meritless claims as outlined to the Court at the initial April 5, 2001 telephonic conference with the Court in this case.

now press two new alleged violations of Delaware law and Staples' certificate of incorporation discussed below.

         A. THE BOARD SET A RECORD DATE OF MAY 2, 2001 FOR THE SHAREHOLDER MEETING.

         Contrary to Plaintiffs' unsupported argument, the Board of Directors validly fixed May 2, 2001 as the record date for the upcoming June 11, 2001 Annual Meeting.

         Specifically, on April 1, 2001, the Staples Board discussed the need to set a new record date in advance of a spring 2001 annual meeting of the shareholders. VanWoerkom 10-11; Borden 8. A new record date was necessary because it was not likely that a shareholders meeting would be held within 60 days of the previously set record date, March 26, 2001 (at the March 5, 2001 Board meeting, the Board had scheduled the annual meeting for June 11, 2001).90

         Accordingly, the Board, mindful of these issues, determined on April 1 to delegate the establishment of a new record date to its Chairman, Mr. Stemberg, acting as a committee of the Board.91 On or about April 4, 2001, Mr. Stemberg, in his capacity as a committee of the Board, instructed Mr. Mahoney to have Mr. VanWoerkom obtain the next available record date. May 14, 2001 Mahoney Aff. P. 2. After receiving this instruction, Mr. Mahoney conveyed this instruction to Mr. VanWoerkom.92 In response, on April 4, 2001, at Mr. VanWoerkom's instruction, Nancy Kennedy, Legal Affairs Program Manager for Staples, contacted American Data Processing and

--------
90 VanWoerkom Aff. P. 8; VanWoerkom 10-11; Borden 13-15. Moreover, the Board did not wish to use March 26 as the record date because on March 29 the directors had all voluntarily rescinded their ownership of Staples.com shares, and if the record date was not changed, then the directors would have been entitled to vote their now repurchased shares at the shareholders meeting. VanWoerkom Aff. P. 9; VanWoerkom 10; Borden 13-14.

91  VanWoerkom Aff.P. 10; VanWoerkom 18, 28-29; Borden 9, 13-15.

92  May 14, 2001 Mahoney Aff.P.  2; VanWoerkom Aff.P.  11; VanWoerkom 41.

reserved May 2, 2001, which was the next available date, as the record date.93 Thereafter, Mr. Stemberg advised Mr. VanWoerkom that he approved of May 2 as the record date. VanWoerkom Aff.P. 13; VanWoerkom 48.

         Simply put, the facts make clear that the Board, through its appointed committee, selected the record date of May 2, 2001. Thus, Plaintiffs' allegation that the "May 2, 2001 record date was not validly fixed by the Staples Board" must fail.

         B. STAPLES APPROPRIATELY IMPLEMENTED THE REVERSE STOCK SPLIT THROUGH AN EXCHANGE.

         Having abandoned their original theory, Plaintiffs have now found a new theory, never raised previously, for why the reverse stock split is allegedly improper. Even if Plaintiffs could raise this new claim without alleging it in their Complaint, it fails on the merits, as set forth below.94

         Plaintiffs claim that the reverse stock split implemented by a contractual exchange of shares violates Staples' certificate of incorporation. They argue that Article IV(A), ss.ss.1, 7 permit the Board to set Staples' retained interest in Staples.com only prior to the issuance of Staples.com stock. Further, their argument goes, Staples' retained interest could thereafter be changed only by "automatic" adjustments permitted by Article IV(A), ss.6.
         Even if all this is right, Plaintiffs flatly ignore that the certificate plainly authorizes an automatic adjustment of the retained interest in just these circumstances:

--------
93  VanWoerkom Aff.P.  12; VanWoerkom 46-47; Kennedy 6-7, 11-12.

94 SEE EMERALD PARTNERS V. BERLIN, Del. Supr., 726 A.2d 1215, 1224 (1999) (plaintiff cannot succeed on theory not alleged in the complaint).

         The Number of Shares Issuable with Respect to Staples Retail and Delivery's Retained Interest in Staples.com ... shall, automatically without action by the Board of Directors or any other person, be:

         (a) adjusted in proportion to any changes in the number of outstanding shares of Staples.com Stock caused by ... COMBINATIONS (by reverse stock splits, reclassification or OTHERWISE) of Staples.com Stock ....

Exh. 2 at II-7 (emphasis added).

         Thus, the amendment to the certificate adopted by the shareholders explicitly permits an automatic reduction of the Number of Retained Shares in the event of a transaction, like the one here "caused by ... COMBINATIONS" of Staples.com shares. That the reverse stock split was accomplished by an exchange, rather than an amendment of the certificate, is of no avail, as the shareholders approved the word "OTHERWISE,"95 which would encompass other means of combination, such as the exchange.96 SEE IN RE BICOASTAL CORP., Del. Supr., 600 A.2d 343, 350 (1991) (use of "broad and general" terms in certificate is sufficient).97 Thus, the certificate

------------
95 In interpreting "or otherwise" language in a different context, the Court held that "or otherwise" could mean either "in any other way" or "in like manner" depending on the context. SEE SULLIVAN MONEY MANAGEMENT, INC. V. FLS HOLDINGS INC., Del. Ch., No. 12731, slip op. at 12-14, Jacobs, V.C. (Nov. 20,
1992), AFF'D, 628 A.2d 84, 1993 WL 245341 (June 18, 1993). Either definition of
"or otherwise" supports Defendants' reading of the certificate.

96 Plaintiffs do not even bother to address the operative language of the certificate.

97 Apparently recognizing the weakness of their argument, Plaintiffs seek to have this Court abandon the ordinary rule that certificates are subject to the general rules of contract interpretation, SEE, E.G., BICOASTAL, 600 A.2d at 350 (certificate should be read as an integrated whole to give meaning to the intent of the parties and to all of its provisions), in favor of more strict construction that Board authorization to do certain acts cannot be "presumed." Pl. Br. at 28. Plaintiffs' argument fails first because the Board did not "presume" anything, but rather relied on the plain language of the certificate. Second, the cases Plaintiffs cite for their strict interpretation of the certificate are cases where the Board attempted to give special treatment to preferred stockholders. SEE, E.G., WAGGONER V. LASTER, Del. Supr., 581 A.2d 1127, 1134 (1990) (citing "rule that stock preferences are to be strictly construed"); WARNER COMMUNICATIONS V. CHRIST-CRAFT INDUS., Del. Ch., 583 A.2d 962, 967 (1989) ("rights or preferences over common stock should be clearly expressed and not presumed"). This case has nothing to do with stock preferences and therefore, the "strict" rules of interpretation derived from these cases are inapplicable. Rather, straight-forward rules of contract interpretation apply.

supports Staples' implementation of the reverse stock split and not Plaintiffs' recently crafted argument.

IV.      PLAINTIFFS HAVE SHOWN NO FAILURE TO DISCLOSE MATERIAL FACTS.

         Directors are held to a duty of "full and fair" disclosure. This duty does not, however, "require a blow-by-blow description of events leading up to the proposed transaction." MATADOR CAPITAL MGMT. CORP. V. BRC HOLDINGS, INC., Del. Ch., 729 A.2d 280, 295 (1998); SEE ALSO STROUD V. GRACE, Del. Supr., 606 A.2d 75, 85 (1992) (directors "not required to disclose all available information"). Rather, the Directors must only provide information which a reasonable shareholder "would consider important in deciding" how to vote. ROSENBLATT V. GETTY OIL CO., Del. Supr., 493 A.2d 929, 944-45 (1985) (citation omitted).98

         Plaintiffs point to a series of alleged disclosure violations, all of which, for the reasons set forth below, are without merit. In any event, Staples attached the ENTIRE COMPLAINT to its Proxy, thereby, in effect, mooting Plaintiffs' disclosure claims. The shareholders can now decide the merits of the alleged disclosure claims (and the rest of the issues raised in the Complaint). SEE MICHELSON V. DUNCAN, Del. Ch., 386 A.2d 1144, 1155 (1978) ("The reprint of the Complaint [in the Proxy Materials] served to completely inform the shareholders of these facts"), REV'D IN PART

--------------------
98 The Board need not provide "speculative or contingent information," ARNOLD, 650 A.2d at 1280, engage in "self- flagellation" by "confessing mismanagement or wrongdoing," STROUD, 606 A.2d at 84 n.1; WEINBERGER V. UNITED FIN. CORP. OF CAL., Del. Ch., C.A. No. 5915, slip op. at 22-24, Hartnett, V.C. (Oct. 13,
1983), nor repeat general information already in the market place and available to shareholders. SEIBERT V. HARPER & ROW PUBLISHERS, INC., Del, Ch., C.A. No. 6639, slip op. at 14-16, Berger, V.C. (Dec. 5, 1984). Finally, the Board is free to state its view and opinions in the Proxy; shareholders who disagree are "free to make their own judgment at the ballot box." GMH, 734 A.2d at 626.

OTHER GROUNDS, Del. Supr., 407 A.2d 211 (1979).99

         A.       THE BOARD DISCLOSED ITS VALUATION METHODS.

         Plaintiffs argue that the Proxy is misleading because it does not state the valuation methods used by the Board to value Staples.com. Plaintiffs are simply wrong - the Proxy contains the following detailed description of how the CSC initially valued Staples.com:

         At a meeting held on March 8, 2001, the Capital Stock Committee reviewed:

         -          a forecast for the Staples.com business;

         - a comparison of the revenue multiples of certain comparable companies - which yielded valuations ranging from $380 million to $2.9 billion based on Staples.com forecasted net income for fiscal 2001; and

         - a discounted cash flow analysis, showing per share valuations for Staples.com Stock ranging from $5.26 (based on a discount rate of 30% and price to earnings ratio of 20) to $9.42 (based on a discount rate of 20% and price to earnings ratio of 25).

         THESE ANALYSES DID NOT REFLECT ANY PRIVATE MARKET DISCOUNTS, TRACKING STOCK DISCOUNTS, OR FUTURE FINANCING. Based on these analyses, the Capital Stock Committee recommended...a reclassification ratio...based on a value of $7.00 per share of Staples.com Stock and the fair market value of Staples RD stock at the time the ratio was established.

Exh. 1 at 6-7 (emphasis added). The Proxy continues by disclosing the Board's consideration of the CSC's valuation and the fairness opinions rendered by Thomas Weisel and Wit SoundView. ID. at 7 (Board considered, INTER ALIA, Staples.com's performance, management's expectations, and $6.10 price from the shares repurchased from the VCs).

----------------
99 SEE ALSO BRAGGER V. BUDACZ, Del. Ch., C.A. No. 13376, slip op. at 9-11, Allen, C. (Dec. 7, 1994); IXC, slip op. at 20 ("All of the shareholders...have the plaintiffs' complaints in their hands.... They can decide thE fairness....").

         Plaintiffs' only real complaint is that the Proxy allegedly does not state whether the Board used the "fair value" or "fair market value" of Staples.com. The only difference between these values, according to Plaintiffs, is whether discounts were applied. Pl. Br. at 29-30 & n.28. In the text highlighted above, while not speaking specifically to "fair market value" or "fair value," the Proxy definitively stated that the "analyses did not reflect any private market discounts, tracking stock discounts, or future financings." Exh. 1 at 7. This is more than enough to make clear the valuation standards used. SEE NEBEL V. SOUTHWEST BANCORP INC., Del. Ch., C.A. No. 13618, slip op. at 9, Jacobs, V.C. (July 5, 1995) ("[n]o shareholder reading the Notice could have been mislead into concluding that the entire corporation had been valued as a going concern" because the board attached a report to the Notice disclosing that the expert had employed a minority discount).100

         The Thomas Weisel and Wit SoundView valuation methods are also fully disclosed, SEE Exh. 1 at 7-18, and their opinion letters are attached as Apps. A and B to the Proxy. The Proxy's description of both analyses provides substantial detail of the methodologies used.101 At no time does the Proxy assert or imply that any discounts were included in the investment bankers' analyses. As such, no reasonable shareholder could be misled to believe that Staples.com's

----------------
100 In NEBEL, the board had hired an expert who improperly used fair market value rather than fair value. The NEBEL court concluded that even though the board asserted it had determined fair value, there was no disclosure violation. SEE ALSO IN RE GENENTECH, INC. SHAREHOLDERS LITIG., Del. Ch., C.A. No. 11377, slip op. at 15-17, Chandler, V.C. (June 6, 1990) (board need not lay out information perfectly as a reasonable investor should be able to figure out basic facts) (citing RICHLAND V. CRANDALL, 262 F. Supp. 538, 554 (S.D.N.Y. 1967) ("corporations are not required to address their stockholders as if they were children in kindergarten")).

101 In fact, the cases make clear that Defendants here have disclosed far more to the shareholders than is required by Delaware law. SEE GOODWIN V. LIVE ENTERTAINMENT, INC., Del. Ch., C.A. No. 15765, slip op. at 21, Strine, V.C. (Jan. 25, 1999) (board ordinarily need not disclose valuation analyses used in fairness opinions).

valuation includes discounts.

         In any event, the allegedly wrongful fair market value (RD) to fair value (Staples.com) exchange ratio is a predominant theme of the Complaint, which is attached in full to the Proxy.102 Thus, shareholders had full access to Plaintiffs' flawed valuation theory and can vote accordingly if they so choose. SEE MICHELSON, 386 A.2d at 1155.

         Plaintiffs also complain that the Board did not inform the RD stockholders of the price of RD's redemption right for Staples.com stock (fair market value plus 20.83 percent). The Proxy, however, fully discloses the existence of the redemption right. Exh. 1 at 6. The evidence is clear that the redemption right would be more expensive to RD shareholders, AND that it would create an accounting issue requiring Staples to recognize large compensation expenses.103 Exh. 1 at 6; Stemberg 40-43; Nakasone 146-49, 158-59 (Board had no intention of paying a premium). Given that the redemption right was FAR LESS FAVORABLE to RD shareholders, the price of that redemption could not be material in deciding whether to accept the reclassification at $7 per share, as stating the precise price of the redemption right would only indicate to the RD stockholders exactly how much more expensive the far less favorable redemption alternative would be. GOODWIN, slip op.

---------------
102 SEE, E.G., Exh. 1, App. F at P. P. 44 ("Indeed, the Proxy Statements contain no description of how the CSC determined the $7 per share price 'value' of the Staples.com stock and do not indicate whether such value represents fair market value, fair value, or some other 'value' calculation," and "it appears the ratio was set using the fair market value of the RD Stock, but not the fair market value of the Staples.com stock."); 50 ("there is no explanation ... as to whether the investment bankers (or the Staples board for that matter) used fair market value, fair value or some other valuation standard"); 52; 53; 57; 81.

103 The Board was aware that the $6.10 repurchase price per share from VCs a few months before represented a fair market value transaction. Anderson Aff. P. 13. Thus, the fair market value of Staples.com, which since the January repurchase had shown that it had exceeded expectations, would be at least $6.10. Even assuming no appreciation from $6.10 per share, the redemption right would be $7.37 per share, or well in excess of the proposed $7 per share.

at 29 (cumulative information need not be disclosed).

         B.       ADDITIONAL DISCLOSURE OF VALUATION METHODS.

         Plaintiffs allege that Staples failed to disclose that Staples.com was valued (allegedly incorrectly) without considering that certain sales are "diverted" from Staples and that no consideration was made for Staples.com's use of Staples' resources. As discussed above at Section II.B.3.6, valuing Staples.com in the way suggested by Plaintiffs would be inappropriate, and therefore it is unnecessary to disclose that the Board rejected a flawed valuation method. ARNOLD, 650 A.2d at 1280 (unreliable and confusing information should not be disclosed).

         In any event, nothing in the Proxy suggests that Staples considered any of the factors suggested by Plaintiffs. Rather, Staples appropriately disclosed in detail the analysis it did use. SEE Exh. 1 at 6-18.104 Moreover, the Plaintiffs' Complaint attached to the Proxy makes this very argument, and it is available to the shareholders. SEE MICHELSON, 386 A.2d at 1155.105

         C.       THE MAGNITUDE OF THE ACCOUNTING TREATMENT.

         Plaintiffs allege that Staples disclosed insufficient information about the "ongoing compensation expense" it would have been required to report in financial statements had it

--------------
104 Plaintiffs also suggest that Mr. Stemberg misled the shareholders by referring in a conference call to a valuation for a possible IPO in the fall of 2000 by Goldman Sachs. Plaintiffs do not deny that Goldman Sachs made such a valuation. They argue only that it was misleading because Mr. Stemberg stated that Goldman Sachs valued Staples.com for IPO purposes as high as $7.00 per share. Pl. Br. at n.31. Plaintiffs concede that the Goldman Sachs valuation supported a valuation as high as $6.92, an immaterial difference from $7.00. In any event, this valuation was not referenced in the Proxy, and is now nine months old. Therefore, neither the valuation nor oral statements made weeks ago could be material.

105 SEE Exh. 1, App. F at P. 54: "[T]he investment bankers' analyses treat the Staples.com business as if it were a stand-alone independent company, rather than as a division of Staples. There is no adjustment for the fact that a significant portion of Staples sales are 'cannibalized' from Staples' other businesses or that Staples' brand name, national advertising and resources have been and continuing to be used to promote and develop the Staples.com business."

exercised its redemption right because it failed to quantify the amount of the expense. As Mr. Stemberg testified, however, the amount of such expense is unquantifiable, and therefore any estimate would be speculative, as the expense varies due to Staples' stock price. Stemberg 40-43; SEE ARNOLD, 650 A.2d at 1280 (speculative information should not be disclosed). Moreover, this was only one of several reasons why Staples did not exercise the redemption right -- the most significant reason is that the Redemption would have cost the RD stockholders more. SEE Stemberg 41-42; Moody 12-14; Mahoney 51-55. Thus, quantification of the expense, even if possible, would have only demonstrated just how bad the unfavorable redemption actually is, but shareholders need only know it is less favorable - not precisely how much so. SEE GOODWIN, slip op. at 29.

         Finally, and most importantly, Plaintiffs have come forward with NO information suggesting that Staples' statements about the accounting treatment for options that would occur upon the exercise of the redemption right is anything but accurate. SEE GMH, 734 A.2d at 626 (board's honest belief that triggering provision which would have led to dilutive effect on the shares not a disclosure violation). In fact, paying a nearly 21% premium for Staples.com options would change the intrinsic value of the options. Mahoney Aff.P. 27. Variable accounting would therefore likely apply triggering a significant compensation change. ID. atP. 28. 106

         D.       DISCLOSURE OF STATEMENTS OF THE BRITISH LAWYER.

         The letter to the British taxing authority, dated February 14, 2001, by Staples' counsel in

--------
106 Staples' outside accountants, Ernst & Young agreed that, in the event Staples paid the premium, variable accounting would likely apply. SEE Exh. 17 (stating that "any conversion of the options that changes the intrinsic value of the options would result in the options being treated as variable").

the United Kingdom, relied upon by the plaintiffs, was simply an error -- likely based on the fact that the lawyer in question was based overseas and had less access to updated information. As the documents make clear, he based the $5.60 per share value on the issuance of stock options prior to the sale to the VCs. SEE Exh. 16. He was unaware at the time he submitted his letter to the taxing authorities of the repurchase from the VCs at $6.10 per share. ID. Indeed, Plaintiffs fail to point out that he corrected this error in a subsequent letter. SEE Exh. 18 at ST17992 ("The $6.10 price agreed by the venture capital investors should be indicative of the true value, as it was struck with third parties in an arm's length transaction.")

         Plaintiffs do not challenge the fact that the repurchase from the VCs was an arm's-length transaction, which set a valuation of $6.10. Thus, it simply cannot be the case that the valuation of Staples.com (especially with Staples.com's having just exceeded revenue expectations) would fall to $5.60 per share by February, 2001. SEE GOODWIN, slip op. at 29 (information which would serve to confuse shareholders is not required to be disclosed); ARNOLD, 650 A.2d at 1280 (unreliable confusing information need not be disclosed).

         E.       VALUE RANGES.

         Plaintiffs first complain that Wit SoundView used selected multiples rather than the median multiples for comparables. In a similar case, this Court (Strine, V.C.) granted summary judgment to the Defendants where a plaintiff alleged that the Proxy was misleading with respect to multiples. There, defendant's expert used a multiple "significantly" lower than that derived from comparables, and, further, the Proxy did not disclose the actual multiple used. GOODWIN, slip op. at 33. While the Court noted that a "clearer statement" would have been preferable, the Court entered summary judgment for the Defendants. ID. The Court noted that the disclosures contained appropriate disclaimers that the investment bankers did not "solely rely on quantitative results" but rather they "made qualitative judgments" concerning differences between the company at issue and the comparable companies. ID. 107

         The Proxy in this case similarly (and clearly) states that comparables identified were not "directly comparable" and that Wit SoundView made "qualitative judgments" in performing the comparable company analyses. Exh. 1 at
16. It is also significant that this comparable analysis was only one of four methods used by one of two investment bankers that issued fairness opinions. The Board, in fact, relied principally on the discounted cash flow analysis, not the comparables analysis. SEE Anderson 93, 95-98, 115-16. Plaintiffs make precisely the same argument with respect to the Precedent Transaction analysis done by Wit SoundView. It fails for the same reason.108

         Plaintiffs next complain that the valuation Wit SoundView presented to the Board is slightly different from the range in the Proxy, and therefore "inaccurate" and "materially misleading." Pl. Br. at 34. Plaintiffs, however, fail to provide a single reason why the range presented in the Proxy is inaccurate, other than the fact that it differs slightly from the range Wit

--------------
107 Plaintiffs cite S. Pratt, R. Reilly & R. Schweihs, VALUING A BUSINESS: THE ANALYSIS AND APPRAISAL OF CLOSELY HELD COMPANIES, at 224-25 (hereinafter "Pratt") (3d ed. 1996), for the proposition that the Board failed to use "median multiples and mean multiples derived from the comparables, as is typically done in valuations." Pl. Br. at 60. Pratt actually says only that medians are generally preferable to means. Pratt at 224-25. Moreover, Plaintiffs ignore that Pratt recognized the need for "adjustments ... to the subject and guideline companies' fundamental financial data" to ensure "a comparable basis," and that an appropriate multiple may sometimes be completely outside the range gleaned from the comparables. Pratt at 223-25.

108 Moreover, if the analysis were done as Plaintiffs claim it should have been, the valuation range for Staples.com would have been substantially higher than the one presented by Wit SoundView. Pl. Br. at 35.

SoundView used earlier. ID. In the absence of any evidence that the range in the Proxy is materially inaccurate, not just different, this argument must fail.109 Finally,

         Plaintiffs complain that, while the discussion in the Proxy about the March 8 CSC meeting was "technically correct," it was misleading because it did not disclose that under one particular analysis (one the Board apparently did not even consider) a multiple based on a median value of comparable sales rendered a value below $7.00. This is merely grasping at straws. Defendants are only required to disclose information reasonably within their possession, SEE FRANK V. ARNELLE, Del. Supr., 725 A.2d 441 (1999), and there is no evidence that the Board performed or considered the analysis Plaintiffs suggest.

V. PLAINTIFFS HAVE FAILED TO SHOW IRREPARABLE HARM OR THAT THE BALANCE OF EQUITIES TIPS IN THEIR FAVOR.

         A.       IRREPARABLE HARM.

         To prevail on a motion for a Preliminary Injunction, Plaintiffs have the burden to show that they will suffer irreparable harm in the absence of an injunction, and that their harm outweighs that suffered by Defendants if an injunction were to enter. SEE KOHLS V. DUTHIE, Del. Ch., 765 A.2d 1274, 1283
(2000). The alleged harm "must be of such a nature that no fair and reasonable redress may be had in a court of law and that to refuse the injunction would be a denial of justice." ID. at 1289 (internal quotations omitted).110

--------------
109 In fact, Wit SoundView testified that the change was made to rectify a minor error. SEE Sperduto 107-09.

110 Plaintiffs also claim irreparable harm resulting from the allegedly illegal reverse stock split. First, even if the stock split were illegal, there is no obvious harm as the reclassification, in the absence of such a stock split, could go forward with twice as many shares at half the price. Moreover, that transaction has long since been consummated. SEE IN RE DIGEX, INC. SHAREHOLDERS LITIG., Del. Ch. C.A. No. 18336, slip op. at 2, Chandler, C. (Dec.13, 2000) ("it becomes abundantly clear that no injunctive order is necessary to protect plaintiffs...because the ...claim is based on a past decision or action from which the harm has already occurred").

         Plaintiffs seek to enjoin the reclassification based on two alleged violations of Delaware corporate law. Under Delaware law, however, in the absence of proof that "the board failed to give shareholders all information that a reasonably prudent shareholder would find material in the total mix required in order to cast an informed vote," shareholders are entitled to pass on the transaction consistent with "their own perceived economic interest." IXC, slip op., at 19; SEE ALSO BARTLETT, slip op. at 23-28. If the transaction is not in the shareholders' best interest, the appropriate remedy is for the shareholders to defeat it at the ballot box, not obtain an injunction:

         In fact, plaintiffs seek to enjoin the very vote that would permit informed, rational shareholders to defeat [the transaction], should they, based on the total mix of information available to them conclude that it is in their best interest to do so.

IXC, slip op. at 19-20.

         Moreover, the harm alleged by Plaintiffs, overpayment for a discrete number of Staples.com shares -- just under 7.5 million shares, is just the type of harm for which money damages can compensate. SEE IN RE INT'L JENSEN INC. S'HOLDERS LITIG., Del. Ch. C.A. No. 14992, slip op. at 2, Jacobs, V.C. (July 13,
1996) (no injunction where "any wrongful conduct can be remedied by a money damages award").111 Indeed, while Plaintiffs pay lip service to "scrambling of the eggs" if the reclassification is not enjoined, nowhere do Plaintiffs assert that the reclassification is in principle improper and should not occur. Rather, they assert only that the RD shareholders are overcompensating the Staples.com shareholders because of the allegedly unfair

--------
111 Were the shareholder proposal approved and Plaintiffs ultimately prevail at trial, Plaintiffs could seek the amount of the per share overpayment, multiplied by the nearly 7.5 million shares of Staples.com outstanding, which should encompass any possible damages suffered. Plaintiffs do not even attempt to explain why such a damage award would not make them whole.

exchange ratio. Thus, there will be no need to "unscramble the eggs" even were Plaintiffs to succeed, and money damages would be sufficient. ID. (money damages sufficient where plaintiffs merely seek a higher price for their shares); NORBERG V. YOUNG'S MARKET CO., Del. Ch., C.A. Nos. 11208, 11253, slip op. at 11-14, Chandler, V.C. (Dec. 19, 1989)(in the absence of disclosure violation, no reason why plaintiff cannot be made whole by money damages on claims that he was underpaid for his shares).

         B.       BALANCE OF EQUITIES.

         As argued above, Plaintiffs face no irreparable harm. In contrast, were an injunction granted, the shareholders' right to make corporate decisions by exercising their voting rights would be frustrated. Under Delaware law, shareholders' ultimate right to decide for themselves is specially protected:

         I take this opportunity to reaffirm the fundamental importance of the voting rights of shareholders in Delaware law. No one should doubt that there exists in Delaware a general policy against disenfranchisement as the shareholder franchise is the ideological underpinning upon which the legitimacy of directorial power rests. The right to vote one's shares is a fundamental aspect of stock ownership . . . .

PEERLESS SYS. CORP., slip op. at 18-19 (internal quotations and citations omitted). Each shareholder has a right to determine "from its own unique economic situation whether the [reclassification] does or does not promote its interest." IXC, slip op. at 25. That right should not be enjoined absent a compelling showing of disclosure violations and irreparable harm. SEE ID. As such, the balance of equities favors letting the shareholders decide, and the infringement on the right of shareholders to vote constitutes an independent reason to deny an injunction. ID. ("The relative harm . . . should be determined by a fully informed shareholder vote...."); BARTLETT, slip op. at 27

("The balance of relative harm . . . will and should be determined by a fully informed shareholder vote...."); SEE ALSO FREEDMAN, slip op. at 27-30.

                                   CONCLUSION

         For the foregoing reasons, Plaintiffs' Motion for a Preliminary Injunction should be denied.



                                             /s/ Peter B. Ladig
                                             --------------------------------
Jeffrey B. Rudman                            Jesse A. Finkelstein
Daniel W. Halston                            Peter B. Ladig
Michael G. Bongiorno                         RICHARDS, LAYTON & FINGER, P.A.
HALE AND DORR LLP                            One Rodney Square
60 State Street                              P.O. Box 551
Boston, MA  02109                            Wilmington, DE  19801
(617) 526-6000                               (302)  658-6541

Dated:   May 25, 2001